UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. _____)

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    MTS SYSTEMS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MTS Systems Corporation 14000 Technology Drive Eden Prairie, MN 55344-2290 Telephone 952-937-4000 Fax: 952-937-4515 Info@mts.com www.mts.com

December 30, 2015

Dear MTS Shareholder:

MTS is holding a virtual Annual Meeting of Shareholders this year on Tuesday, February 9, 2016, at 8:30 a.m. Central Standard Time.  You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MTSC2016.  You will need to provide your 12-digit control number that is on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.

Your vote is important to us.  Last year, approximately 95% of the Company’s shares were voted at the Annual Meeting and we thank our shareholders for their response.  We urge you to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  You may also request a paper proxy card to submit your vote by mail, if you prefer.  And, as indicated above, you may vote during the Annual Meeting online at www.virtualshareholdermeeting.com/MTSC2016.

I encourage you to attend our virtual Annual Meeting of Shareholders on February 9, 2016, at 8:30 a.m. Central Standard Time by visiting www.virtualshareholdermeeting.com/MTSC2016.

 Very truly yours,

        /s/ David J. Anderson

David J. Anderson
Chairman of the Board

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME

February 9, 2016; 8:30 a.m. (Central time)

VIRTUAL MEETING

The annual meeting of shareholders of MTS Systems Corporation (the “Company”) will be held on Tuesday, February 9, 2016, as a virtual meeting at www.virtualshareholdermeeting.com/MTSC2016.

ITEMS OF BUSINESS

1.	To elect eight directors to hold office until the next annual meeting of shareholders or until their successors are duly elected;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016;

3.	To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;

4.	To approve an amendment to the Company’s 2011 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement made available over the internet and, upon request, in paper copy.

The Board of Directors has set the close of business on December 15, 2015, as the Record Date for the determination of shareholders entitled to notice of and to vote at, the meeting and at any adjournments or postponements thereof.

HOW TO VOTE

All shareholders are cordially invited to attend the virtual Annual Meeting of Shareholders at www.virtualshareholdermeeting.com/MTSC2016. Whether or not you expect to attend, please vote:

By Internet: www.proxyvote.com

By Phone:  Call 1.800.690.6903

By Mail:     You may request a paper proxy card, which you may complete, sign and return by mail.

The proxy is solicited by the Board of Directors and may be revoked or withdrawn by you at any time before it is exercised.

December 30, 2015
For the Board of Directors,

/s/ Catherine L. Powell
Catherine L. Powell
Corporate Secretary

MTS Systems Corporation

14000 Technology Drive

Eden Prairie, MN 55344-2290

 i

MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, Minnesota 55344

PROXY STATEMENT

GENERAL

This proxy statement is furnished to the shareholders of MTS Systems Corporation (the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the virtual Annual Meeting of Shareholders to be held on Tuesday, February 9, 2016 (the “Annual Meeting”), at 8:30 a.m., Central Standard Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended October 3, 2015, is being first sent or given to shareholders on or about December 30, 2015.

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Eight directors will be elected at the Annual Meeting. Upon the recommendation of the Governance and Nominating Committee, the Board has nominated for election the eight persons named below. Each has consented to being named a nominee and will, if elected, serve until the next annual meeting of shareholders or until a successor is elected. Each nominee listed below is currently a director of the Company and each was elected by the shareholders. In addition to the nominees listed below, Emily M. Liggett and Jean Lou Chameau served as members of our Board during fiscal 2015. Dr. Chameau did not stand for re-election at last year’s annual meeting and Ms. Liggett is not standing for re-election at this year’s Annual Meeting. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board.

Nominees

The names of the nominees, their principal occupations for at least the past five years and other information are set forth below:

David J. Anderson – Age 68 Director since 2009 Chair since 2011

Director of Modine Manufacturing Company since 2010 and a member of its Corporate Governance and Nominating Committee and Audit Committee; Director of Schnitzer Steel Industries, Inc. since 2009 and a member of its Audit and Compensation Committees; Co-Vice Chairman of Sauer-Danfoss, Inc. (developer and manufacturer of fluid power and electronic components and systems for mobile equipment applications) from 2008 until June 2009; President, Chief Executive Officer and Director of Sauer-Danfoss Inc. from 2002 until he retired in 2009; held various senior management positions with Sauer-Danfoss Inc. from 1984 to 2008; prior to 1984, held various positions in sales, marketing and applications engineering within several manufacturing and distribution businesses.

Mr. Anderson’s qualifications to serve on our Board and to serve as the Chair of the Board include his more than 40 years of international, industrial business experience and his chief executive officer and operations experience. He also has technology and engineering experience, the ability to formulate and execute strategy and financial expertise.

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Jeffrey A. Graves – Age 54 Director since 2012

President and Chief Executive Officer of the Company since May 2012; President, Chief Executive Officer and a director of C&D Technologies, Inc. (a manufacturer, marketer and distributer of electrical power storage systems for the standby power storage market) from July 2005 until May 2012; various executive positions at Kemet Electronics Corporation from 2001 to 2005, including Chief Executive Officer; various leadership positions with General Electric Company’s Power Systems Division and Corporate Research & Development Center from 1995 to 2001; prior to 1995, held various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation. Dr. Graves has served as a director of Teleflex Incorporated and Hexcel Corporation since 2007.

As the only member of management serving on our Board, Dr. Graves contributes an in-depth understanding of the opportunities and challenges facing our Company. His experience in both executive and board positions at various technology companies gives him insight into strategic, financial and personnel matters, as well as the considerations particular to public companies.

David D. Johnson – Age 59 Director since 2013

Executive Vice President, Treasurer and Chief Financial Officer of Molex Incorporated (manufacturer of electronic connectors) since 2005; Vice President, Treasurer and Chief Financial Officer of Sypris Solutions, Inc., from 1996 to 2005; served as Regional Controller for Molex’s Far East Region; Financial Director for New Ventures and Acquisitions; and Financial Director for the Far East South Region from 1984 to 1996.

Mr. Johnson’s qualifications to serve on our Board include his chief financial officer experience for a global industrial company. Mr. Johnson has had executive-level responsibility for financial and accounting matters in a number of settings, including international contexts.

Randy J. Martinez – Age 60 Director since 2014

Corporate Vice President of Strategy and Business Development for AAR Corporation (a provider of aviation services to the worldwide commercial aerospace and governmental/defense industries) from August 2015 to present. Prior to his current role, Mr. Martinez held other leadership roles within AAR, including Group Vice President, Aviation Services and President and Chief Executive Officer, AAR Airlift Group (March 2012 to August 2015) and Group Vice President, Government and Defense Services and Senior Vice President, Government and Defense Programs (2009 to 2012). Before joining AAR in 2009, Mr. Martinez was the Chief Executive Officer at World Air Holdings, Inc. (NASDAQ). As a graduate of the United States Air Force Academy, Mr. Martinez served with distinction in the U.S. Air Force for over 21 years, holding a wide variety of leadership roles, including both line command and senior staff positions.

Mr. Martinez currently serves on the Board of the National Defense Transportation Association (NDTA), serving as Chair for the Aviation Sector.

Mr. Martinez’s qualifications to serve on our Board include his experience as a chief executive officer at a public company and his particular knowledge of the aviation and defense industries. His diverse industry experience assists in helping to understand our customers who are also diverse by industry and geography.

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Barb J. Samardzich – Age 57 Director since 2001

Chief Operating Officer of Ford of Europe for Ford Motor Company (car and truck manufacturer) since November 2013; Vice President, Product Development of Ford Motor Company from September 2011 to November 2013; Vice President of Global Product Programs of Ford Motor Company from January 2011 to September 2011; Vice President of Powertrain Engineering of Ford Motor Company from 2005 to 2010; previously held various positions with Ford Motor Company from 1990 to 2005; and various positions in the Commercial Nuclear Fuel Division of Westinghouse Electric Corporation from 1981 to 1990.

Ms. Samardzich’s qualifications to serve on our Board include her extensive management and operations experience at a worldwide automotive manufacturing company. She has significant engineering experience, value creation and profit and loss responsibilities.

Michael V. Schrock – Age 62 Director since 2014

Advisor for Oak Hill Capital Partners (a private equity investment firm) since March 2014; President and Chief Operating Officer from 2006 until his retirement in December 2013 from Pentair LLC (a global water, fluid, thermal management and equipment protection company). Prior to that role, Mr. Schrock held several leadership positions at Pentair over his 16-year career, including President of Water Technologies Americas, President of the Pump and Pool Group and President/COO of Pentair Technical Products. Before joining Pentair, Mr. Schrock held numerous senior leadership roles in both the US and Europe at Honeywell International Inc. Mr. Schrock is currently on the board of Plexus Corporation.

Mr. Schrock’s experience includes more than 35 years in senior roles at major industrial companies. His deep management and operating experience both domestically and internationally and strong track record leading and integrating strategic acquisitions give our Board valuable insight into global business and acquisition matters.

Gail P. Steinel – Age 58 Director since 2009

Owner of Executive Advisors (provider of leadership development services and strategic/profit improvement consulting) since 2007; Executive Vice President, Consumer, Industrial & Technology business unit at BearingPoint (a global technology and management consulting company) from 2002 to 2007; and progressive management experience at Arthur Andersen (provider of audit, tax and consulting services), where her final position was Global Managing Partner of the Business Consulting Division, from 1979 to 2002. Ms. Steinel serves on several boards, including the Board of Trustees of Federal Realty Investment Trust and is Chairperson of its Audit Committee.

Ms. Steinel’s qualifications to serve on our Board include her global managing partner experience running a large global business, more than 35 years of business management consulting providing global strategy, policy development, complex problem solving and operations consulting services, as well as her financial expertise and experience as a certified public accountant.

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Chun Hung (Kenneth) Yu – Age 66 Director since 2013

Retired; Vice President, Global Channel Services, International Operations for 3M Company (diversified manufacturer of consumer, industrial and health products) from May 2013 to December 2013; President, China Region and 3M China from 2000 to May 2013; President, 3M Taiwan from 1999 to 2000; served in several Director and leadership roles within the 3M organization from 1969 to 1999, located in St. Paul, Minnesota and the Asian-Pacific region.

Mr. Yu’s qualifications to serve on our Board include his extensive operations experience in the Asian-Pacific region, a market we have identified as a growth opportunity for our Company’s products and services. Mr. Yu also contributes significant leadership, planning and management skills developed during his long tenure with a successful and growing global manufacturing company.

Voting Information and Board Voting Recommendation

In accordance with Minnesota law, directors are elected by a plurality of votes cast. The eight nominees receiving the highest number of votes will be elected. If any nominee is unable to serve as a director, the Board may act to reduce the number of directors or the persons named in the proxies may vote for the election of such substitute nominee as the Board may propose. It is intended that proxies will be voted for such nominees in the latter circumstance. The proxies cannot be voted for a greater number of persons than eight.

The Board Recommends That Shareholders Vote “For” Each Nominee Listed.

Other Information Regarding the Board

Meetings and Independence. The Board met six times during fiscal 2015. All of the directors attended at least 75% of the number of Board meetings and meetings of Board committees on which he or she served that were held during fiscal 2015. It is our policy that all directors should attend the Annual Meeting and all of the directors who were serving at the time of last year’s annual meeting of shareholders did so.

Independence determinations concerning the Board of Directors are made by the Governance and Nominating Committee and, with regard to related party transactions, by the Audit Committee. The Governance and Nominating Committee of the Board has determined that Messrs. Anderson, Johnson, Martinez, Schrock and Yu and Mses. Liggett, Steinel and Samardzich are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. Dr. Graves is not independent due to his service as Chief Executive Officer of the Company. In making the independence determination with respect to related party transactions during fiscal 2015, the Audit Committee considered with regard to: Ms. Samardzich that the Company sold approximately $4.7 million in vehicle testing goods and services to Ford Motor Company; Mr. Yu that the Company sold approximately $0.3 million in goods and services to Shanghai Jiao Tong University; Ms. Liggett that the Company sold approximately $0.2 million in goods and services to Purdue University; and Mr. Anderson that the Company sold approximately $0.1 million in goods and services to Modine Manufacturing Company. The Audit Committee determined that the aggregate dollar amount of the transactions are below the threshold for the NASDAQ Stock Market independence rules and/or that the transactions do not present a real, potential or perceived conflict between the Company’s interests and the direct or indirect interests of Ms. Samardzich, Mr. Yu, Ms. Liggett and Mr. Anderson, as applicable.

Board Committees. Each of our three standing committees operates under a written charter adopted by the Board. These charters are available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

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The Audit Committee of the Board, composed of Ms. Steinel (Chair) and Messrs. Anderson, Johnson and Martinez during fiscal 2015, held ten meetings. All members of the Audit Committee during fiscal 2015 satisfied the NASDAQ Stock Market listing standards for Audit Committee membership. The Board determined that Ms. Steinel and Messrs. Anderson, Johnson and Martinez are each an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002. Among other duties, the Audit Committee:

•	selects our independent registered public accounting firm;

•	reviews and evaluates significant matters relating to our audit and internal controls;

•	reviews the scope and results of the audits by, and the recommendations of, our independent registered public accounting firm;

•	pre-approves, in accordance with its pre-approval policy, all audit and permissible non-audit services and fees provided by our independent registered public accounting firm; and

•	reviews our audited consolidated financial statements and meets prior to public release of quarterly and annual financial information.

The full Audit Committee meets with our management prior to filing our quarterly and annual reports containing financial statements with the Securities and Exchange Commission (“SEC”). A report of the Audit Committee is contained in this proxy statement. On November 1, 2015, the composition of the Audit Committee changed to Mr. Johnson (Chair), Ms. Steinel and Messrs. Anderson and Martinez.

The Compensation Committee of the Board, composed of Ms. Samardzich (Chair), Ms. Steinel and Messrs. Johnson and Schrock during fiscal 2015, held four meetings. All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market, are “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 and are “outside directors” as that term is used in Section 162(m) of the Internal Revenue Code. Among other duties, the Compensation Committee:

•	reviews and makes recommendations to the Board regarding our employment practices and policies;

•	in executive session, reviews and recommends to the independent directors of the full Board the compensation paid to our Chief Executive Officer and evaluates the performance of our Chief Executive Officer;

•	annually approves all compensation paid to the other executive officers;

•	reviews and approves the Company’s retirement plans and approves any amendments related to such plans;

•	recommends stock incentive and employee stock purchase plans to the Board;

•	reviews and approves stock ownership guidelines for executive officers and monitors adherence to such guidelines;

•	determines whether risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company; and

•	approves the Compensation Discussion and Analysis for our proxy statement.

A report of the Compensation Committee is contained in this proxy statement. On November 1, 2015, the composition of the Compensation Committee changed to Mr. Schrock (Chair), Ms. Samardzich and Messrs. Johnson and Martinez.

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The Governance and Nominating Committee of the Board, composed of Ms. Liggett (Chair) and Messrs. Schrock and Yu during fiscal 2015, held five meetings. All members are independent directors as defined by the rules applicable to companies listed on the NASDAQ Stock Market. Among other duties, the Governance and Nominating Committee:

•	reviews and approves Board governance practices;

•	administers the Board evaluation process;

•	reviews and approves compensation of non-employee directors;

•	monitors adherence to the stock ownership guidelines applicable to non-employee directors;

•	identifies, evaluates and recommends potential director candidates and director nominees for selection by the Board; and

•	identifies, evaluates and recommends potential candidates for Chairman of the Board and Chief Executive Officer positions when vacancies arise.

On November 1, 2015, the composition of the Governance and Nominating Committee changed to Ms. Steinel (chair), Ms. Liggett and Messrs. Schrock and Yu.

Director Nomination Process. In identifying prospective director candidates, the Governance and Nominating Committee (for purposes of this Director Nomination Process sub-section, the “Committee”) considers recommendations from shareholders and recommendations from business and professional sources, including executive search firms.

In evaluating director candidates, the Committee believes that all members of the Board should have personal and professional integrity, an absence of conflicts of interest and an ability to understand and respect the advisory and proactive oversight responsibility of the Board. In addition, all non-employee members of the Board should meet independence requirements, comply with director orientation and education guidelines, commit sufficient time to attend Board and committee meetings and fully perform the duties of a director.

In addition to these threshold criteria, the Committee also considers the contributions a candidate is expected to make to the collective functioning of the Board. The Committee seeks directors who will contribute to the Board in areas such as strategy and policy development, technology and engineering, human capital development, financial expertise, international business development and best practices, industrial business value creation, acquisition expertise and public company chief executive officer perspective.

Candidates are expected to effectively perform the role of a director by demonstrating broad perspectives and an inquiring mind, being well prepared for and actively participating in Board and committee meetings, contributing expertise to the Board and committees, listening well, expressing views candidly, applying experience and expertise, being respectful of others and appropriately representing the shareholders.

While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee believes the Board should reflect a variety of opinions, perspectives, personal and professional experiences and backgrounds. The goal is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences will enhance the quality of the Board’s deliberations and decisions and cover the spectrum of areas that impact the Company’s business. Each member of the Board should contribute to the overall Board composition, with the goal of creating a diverse Board that works collaboratively to guide the success of the Company and represent shareholder interests.

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The Committee’s policy is to consider qualified candidates for positions on the Board who are recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership rather than directly nominating an individual should submit the written recommendations to our Secretary at least 90 days prior to the date corresponding to the date of the previous year’s annual meeting of shareholders, with the submitting shareholder’s name, address and pertinent information about the proposed nominee.

A shareholder intending to nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not fewer than 90 days nor more than 120 days prior to the meeting date corresponding to the date of the previous year’s annual meeting of shareholders, except in certain circumstances and must contain certain required information about the nominee.

Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure and the criteria considered by the Committee when evaluating potential new directors or the continued service of existing directors.

Board Leadership Structure. Our Board leadership structure currently includes a non-executive Chairman of the Board and a separate Chief Executive Officer. The Board has not adopted a policy of separateness and will periodically re-evaluate its leadership structure.

The primary role of our Chief Executive Officer is to manage the business affairs of the Company and the primary role of our Chairman is to preside over all Board activities and ensure the effectiveness of the Board in all aspects of its areas of responsibility. This role includes working with the Chief Executive Officer to set the Board agenda; ensuring that clear, accurate and timely information is provided to the Board; managing Board meetings to allow time for discussion of complex or difficult issues; and promoting active participation by all Board members. The Chairman may also assist the Chief Executive Officer in managing the Company’s relationships with investors and other external stakeholders.

The Board has determined that the separation of the Chairman and Chief Executive Officer roles is appropriate for the Company at this time because it enables the Chief Executive Officer to focus more closely on the day-to-day operations of the Company. The Board also values the involvement of Mr. Anderson as a leader and, through his service as Chairman, benefits more directly from his extensive industry and executive experience than it would if he did not hold such position.

Board Role in Risk Management Oversight. Management is responsible for designing and implementing the Company’s day-to-day risk management processes, controls and oversight. The Board, as a whole and through its committees, has broad responsibility for the oversight of risk management. The Board has the responsibility to satisfy itself that risk management processes and controls are adequate and functioning as designed and that Company business is conducted in compliance with proper governance procedures and applicable laws and regulations. The Board views risk in the context of major strategic and operational decisions relative to the anticipated benefits. The Board recognizes that it is neither possible nor prudent to eliminate all risk because purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve its performance goals.

The Board believes the Company has good internal processes, controls and resources to identify, manage and mitigate risk, including a robust code of conduct and the compliance oversight role held by the General Counsel and Chief Compliance Officer. As a critical part of its risk management oversight role, the Board encourages full, open and ongoing communication with management. The Board regularly engages in discussions with management on strategic, operational and governance matters to ensure that processes and controls are in place so risks are identified, managed and mitigated in a timely fashion.

The Board implements its risk management oversight function both as a whole and through committees. Much of the work is delegated to various committees, which meet regularly and report back to the full Board.

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All committees have significant roles in carrying out the risk management oversight function. The chair of each committee provides a committee report at each Board meeting that enables the Board to fulfill its risk management oversight responsibilities. Since risk management oversight is an ongoing process and inherent in the Company’s strategic and operational decisions, the Board also discusses risk in relation to specific proposed actions.

Each committee is comprised entirely of independent directors and is responsible for overseeing risks associated with its respective area of responsibility.

The Audit Committee:

•	assists the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting principles and policies and internal audit controls and procedures;

•	oversees the preparation by management of the financial statements and the independent audit thereof;

•	evaluates the performance and independence of outside auditors and selects appropriate outside auditors annually;

•	is responsible for monitoring risks related to financial assets, accounting, legal and corporate compliance;

•	discusses legal and compliance matters and assesses the adequacy of Company risk-related internal controls; and

•	meets separately with representatives of our independent auditing firm, the Internal Assurance leader and the Director of Compliance.

The Compensation Committee:

•	assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with our compensation policies and programs;

•	is responsible for determining salaries, incentives and other elements of total compensation for our executive officers; and

•	administers our various compensation and benefit plans to ensure sound pay practices with features that mitigate risk without changing the incentive nature of the compensation.

The Governance and Nominating Committee:

•	assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure;

•	is responsible for recommending director candidates to our Board, overseeing processes for shareholders to nominate director candidates and evaluating the performance of directors, committees and the Board; and

•	is responsible for developing, periodically reviewing and recommending corporate governance principles and procedures to the Board, as well as overseeing director orientation and continuing education.

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A separate discussion regarding the risk considerations in our compensation programs, including the processes that have been put in place by the Compensation Committee and management to identify, manage and mitigate potential risks in compensation, can be found on pages 26 to 27 of this proxy statement.

Communications with the Board. The Board provides a process for shareholders to communicate with its members. The manner in which shareholders may send communications to the Board is set forth on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Board Evaluation. The Governance and Nominating Committee leads the Board in an annual evaluation of its performance as a board of directors. Our Corporate Governance Guidelines provide that the Board annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively.

Code of Conduct. We adhere to a code of ethics, known as the “MTS Code of Conduct.” It applies to our directors, officers, employees and contractors. The MTS Code of Conduct sets forth guidelines for ensuring that all personnel act in accordance with the highest standards of integrity. The MTS Code of Conduct, as well as any waivers from and amendments to it, are posted on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Non-Employee Director Compensation

For service during fiscal 2015, our non-employee directors received cash compensation as follows:

Role	Annual Cash Retainer

Chairman of the Board	$110,000

All other non-employee directors	$45,000

Audit Committee
Chair	$19,000
All other committee members	$9,000

Compensation Committee
Chair	$12,500
All other committee members	$5,000

Governance and Nominating Committee
Chair	$11,000
All other committee members	$5,000

Upon election or re-election to the Board at each of our annual meetings of shareholders, the directors receive an annual grant of restricted stock units under our 2011 Stock Incentive Plan with the number of shares equal to the amounts set forth in the table below. The annual restricted stock unit award vests on the date of the next regular annual meeting of shareholders following the grant, provided such director continues to serve on the Board on the date of the meeting.

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Name	Award Amount	Calculation
David Anderson (Chairman of the Board)	$134,000	FMV ÷ Grant Date Stock Price rounded down to the next whole number
David Johnson	$95,000
Emily Liggett
Randy Martinez
Barb Samardzich
Michael Schrock
Gail Steinel
Kenneth Yu

If a non-employee director is appointed to the Board prior to the annual meeting of shareholders, the non-employee director may receive a pro-rated restricted stock unit award depending upon, among other factors, the length of time until the next annual meeting of shareholders. If a non-employee director resigns, retires or otherwise terminates his or her service as a director following ten years of service as a director, all unvested restricted stock awards will then vest. If a non-employee director retires, resigns or otherwise terminates his or her service as a director after having served fewer than ten years, any restricted share awards that have not vested as of the date of termination of service are forfeited. If a non-employee director resigns, retires or otherwise terminates his or her service as a director, a pro-rata portion of any restricted stock units held by such director shall vest prior to the date that the restrictions would otherwise vest.

Non-employee directors are also reimbursed for travel expenses to Board meetings.

Non-employee directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director’s fees we pay in cash and to defer the settlement of up to 100% of the restricted stock unit awards that they are eligible to receive. At the time of the deferral election, participants must select a distribution date and form of distribution. The plan provides for the crediting of dividend equivalents on such deferred settlement restricted stock units and for the crediting of interest on cash amounts (deferred director fees and dividend equivalents amounts) that are credited to a participant’s deferred account. The interest rate utilized is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. The interest rate for calendar 2015 was 2.12%. For fiscal 2015, Mr. Johnson elected to defer 100% of his director’s fees and settlement of 100% of his restricted stock unit grant and associated dividend equivalents paid on that grant and Ms. Steinel elected to defer settlement of 50% of her restricted stock unit grant and associated dividend equivalents paid on that grant. Earnings on the deferred compensation accounts (dividend equivalents and interest credits) do not represent above-market or preferential earnings.

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The table below shows cash compensation paid to non-employee directors for fiscal 2015. The table also shows the dollar amounts recognized by us for financial statement reporting purposes during fiscal 2015 for restricted stock unit awards.

Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
David Anderson	118,750	134,062	5,644	258,456
Jean Lou Chameau(5)	25,000	-	3,985	28,985
David Johnson	58,500	95,040	2,173	155,713
Emily Liggett	56,000	95,040	3,985	155,025
Randy Martinez	53,750	95,040	772	149,562
Barb Samardzich	56,875	95,040	3,985	155,900
Michael Schrock	52,250	95,040	772	148,062
Gail Steinel	68,500	95,040	3,985	167,525
Kenneth Yu	50,000	95,040	2,173	147,213

(1)	Includes annual retainer and committee meeting fees paid in cash.

(2)	Amounts represent aggregate grant date fair value during fiscal 2015 under FASB ASC Topic 718, based on the valuation and utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2015. On the date of our annual meeting of shareholders held in February 2015, Mr. Anderson was awarded 1,893 restricted stock units and each of Mr. Johnson, Ms. Liggett, Mr. Martinez, Ms. Samardzich, Mr. Schrock, Ms. Steinel and Mr. Yu was awarded 1,342 restricted stock units with a grant date fair value of $70.82 per share.

(3)	As of October 3, 2015, the directors held the following number of restricted stock or restricted stock units: Mr. Anderson – 4,061 (including 1,893 restricted stock units granted in fiscal 2015); Mr. Johnson – 1,869 (including 1,342 restricted stock units granted in fiscal 2015); Ms. Liggett – 2,829 (including 1,342 restricted stock units granted in fiscal 2015); Mr. Martinez – 1,286 (including 1,342 restricted stock units granted in fiscal 2015); Ms. Samardzich – 2,829 (including 1,342 restricted stock units granted in fiscal 2015); Mr. Schrock – 1,286 (including 1,342 restricted stock units granted in fiscal 2015); Ms. Steinel – 2,829 (including 1,342 restricted stock units granted in fiscal 2015); and Mr. Yu – 1,869 (including 1,342 restricted stock units granted in fiscal 2015).

(4)	Reflects cash dividends paid on unvested restricted stock units and awards in fiscal 2015.

(5)	Dr. Chameau only served during a portion of the fiscal year and did not stand for re-election at last year’s annual meeting of shareholders.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION
WITH THE “AUDIT COMMITTEE REPORT” BELOW.

KPMG LLP (“KPMG”), an independent registered public accounting firm, has been our independent registered public accounting firm since May 31, 2002. The Audit Committee has selected KPMG to serve as our independent registered public accounting firm and to serve as auditors for the fiscal year ending October 1, 2016. Shareholder ratification of the appointment is requested. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and the NASDAQ Stock Market, the ratification of the appointment of independent auditors by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent auditors. In the event the appointment of KPMG is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

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Representatives of KPMG are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees and Services

The following table presents aggregate fees for professional services rendered by KPMG in fiscal years 2014 and 2015 for the audit of our annual financial statements and for other services.

	Fiscal Year ($000’s)
	2015	2014
Audit Fees(1)	$1,779	$1,637
Audit-Related Fees(2)	16	58
Tax Fees(3)	97	266
All Other Fees(4)	–	–
Total fees	$1,892	$1,961

(1)	Includes annual audit of consolidated financial statements, certain statutory audits, Sarbanes-Oxley Section 404 attestation services and other filings with the SEC.

(2)	Audit-related fees consist of fees for audits of our employee benefit plan and assistance with due diligence related to an acquisition in fiscal 2014.

(3)	Tax fees consist of fees for tax compliance and tax consultation services.

(4)	There were no other fees in fiscal 2014 or fiscal 2015.

The amounts in the table do not include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described in the table. The Audit Committee has determined that the provision of the services identified in the table is compatible with maintaining the independence of KPMG.

Pre-Approval Policy

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

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Board Voting Recommendation

The Board Recommends That Shareholders Vote “For” The Proposal
To Ratify The Appointment Of KPMG LLP.

Audit Committee Report

The Audit Committee is currently composed of four directors who are independent, as defined by the applicable rules for companies listed on the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available to shareholders on our website at www.mts.com (select “Investor Relations” and click on “Board of Directors”).

Management is responsible for our internal controls over the financial reporting processes. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls in accordance with auditing standards generally accepted in the United States and for issuing reports on such audit. The Audit Committee’s responsibility is to monitor and oversee these processes.

Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and extensively discussed the consolidated financial statements with management and KPMG, our independent registered public accounting firm.

In reviewing our fiscal 2015 audited consolidated financial statements, the Audit Committee discussed with KPMG matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No 16, “Communications with Audit Committees.” In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from us and our management. The Audit Committee determined that the tax services provided to our Company by our independent registered public accounting firm are compatible with the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representations of management and the reports of KPMG, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2015.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

David D. Johnson (Chair since November 1, 2015)

David J. Anderson

Randy J. Martinez

Gail P. Steinel (Chair until October 31, 2015)

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are a leading global supplier of test systems and industrial position sensors. Our operations are organized and managed in two business segments, the Test segment and the Sensors segment. The Test and Sensors segments represented 81.6% and 18.4%, respectively, of our revenue for fiscal 2015. Sales outside of the United States, including export sales from U.S. businesses, accounted for approximately 75% of our revenue in fiscal 2015.

Executive Compensation Philosophy and Objectives

The Compensation Committee’s (for purposes of this Compensation Discussion and Analysis, the “Committee”) philosophy for compensating all employees, including our executives, is to provide cash compensation that is competitive in the job markets in which we compete for employees and variable compensation that fluctuates based on performance and the results of established objectives. Compensation levels for the named executive officers reflect base salary for the executive’s role, the market value of the position and performance in that position and the opportunity for additional rewards when we either meet or exceed business objectives that are supportive of the business strategy. To attract and retain the best people, we offer meaningful rewards when executives, their business segment and the Company as a whole achieve specific business goals or when stellar individual performance is demonstrated. Performance rewards fluctuate based on the results of established objectives and provide executives with the opportunity to earn additional compensation beyond their base salary.

We structure our compensation components to support our overall compensation philosophy and the following objectives:

•	establish and maintain a systematic compensation program whereby executives are compensated in relation to their level of responsibility and work performance;

•	maintain a compensation program that will enable us to attract and retain qualified and competent executives;

•	provide flexibility within the compensation program to meet changing competitive and economic conditions;

•	maintain equitable and consistent relationships between positions within the Company;

•	ensure that compensation policies and practices are consistent with effective risk management; and

•	align executive and shareholder interests.

The Committee believes its compensation philosophy and objectives reflect a responsible balance of competitive compensation, sound risk management and accountability to shareholders.

Alignment of Objectives/Fiscal 2015 Financial Performance

The Committee believes the structure of its executive compensation program is aligned with the Company’s financial performance in fiscal 2015 as follows:

•	Revenue of $563.9 million was flat compared to the prior year on a GAAP basis. Test revenue increased one percent driven by higher volumes from converted prior year backlog, as well as the favorable impact from an extra week in the fiscal year, partially offset by the negative effects of currency translation. Sensors revenue declined five percent due to the negative effects of currency translation, which were partially offset by strong order volume in Europe. Excluding currency, Test and Sensors revenues each increased six percent compared to the prior year.

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•	Gross profit of $219.8 million was down two percent compared to the prior year. Gross margin declined approximately 0.7 percentage points to 38.9 percent. The decrease was primarily attributable to an unfavorable mix of custom versus standard products in the Test business, which typically have lower margins, and the investment in resources to grow the businesses. These decreases were partially offset by non-recurring severance charges incurred in fiscal 2014 that impacted the gross margin rate by 0.7 points in the prior year.

•	Diluted earnings per share were $3.00 compared to $2.73 in the prior year, which included a $0.28 restructuring charge. Excluding the prior year restructuring charge, earnings per share were flat. A lower effective tax rate and reduced operating expenses were offset by unfavorable gross profit.

•	Orders were a record $618.3 million, up slightly compared to the prior year and up seven percent on a constant currency basis. Test orders increased two percent, and were up eight percent on a constant currency basis driven by strength in Asia and Europe. Sensors orders were down eight percent, but up two percent on a constant currency basis.

•	Cash and cash equivalents at the end of the fiscal year totaled $51.8 million, compared to $60.4 million at the end of fiscal 2014. Fiscal 2015 operating activities generated a record level of cash of $100.4 million.

•	For fiscal 2015, the Company generated a return on invested capital (“ROIC”) of 15.5 percent.

For a reconciliation of ROIC, a non-GAAP financial measure, to the most directly comparable GAAP financial measures, please see footnote 5 on page 20 included in our Annual Report on Form 10-K filed with the SEC by the Company on December 2, 2015.

Fiscal 2015 Executive Compensation Highlights

Detailed below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2015 as approved by the Committee, with counsel from its independent compensation consultant, Towers Watson:

•	Compensation Overview for Fiscal 2015. Beginning in fiscal 2015, the Committee granted performance restricted stock units (“PRSUs”) using ROIC as a performance measure instead of time-vested restricted stock units. The Committee believes that measuring ROIC over a three-year period is an appropriate measure for the PRSUs given its emphasis on profitability with a longer-term view. In fiscal 2015, the Committee continued to maintain an even mix of stock options and PRSUs over a three year period, with stub cycles of one and two years in length for the initial awards granted to address the transition from the time-vested restricted stock units. The performance measure of ROIC is expressed as annual targets for the applicable three-year period and the annual performance is averaged over the performance period. The performance range has a threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

•	Strong Performance-Based Compensation Awards and Payouts. Our executive compensation is tightly linked with performance.

○	As with past years, we adopted an Executive Variable Compensation (“EVC”) Plan through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial objectives for fiscal 2015, recommended by the Committee and approved by the Board, that are designed to challenge the named executive officers to high performance.

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○	The Committee actively considers the impact of unusual or one-time events on our financial performance in setting the performance goals under the EVC Plan.

○	As named executive officers assume greater responsibility, a larger portion of their total cash compensation is risk based and dependent on Company and business segment performance.

○	The Committee targets annual base salaries around the median base salaries of salary survey data, with the EVC Plan designed to allow the named executive officer to earn above-target compensation only when the named executive officer delivers and, as a Company, we deliver performance that is also above target.

•	Appropriate Comparisons. As part of our salary structure analysis, we compare market data, adjusted for revenue size, to current base salaries. As in past years, the Committee conducted a proxy review based on compensation peer companies and then had Towers Watson review management’s processes for setting base salary and long-term incentive ranges for our named executive officers.

•	Stock Ownership Expectations. Our compensation programs encourage employees to build and maintain an ownership interest in the Company. We have established specific stock ownership guidelines for executive officers, which are reviewed annually by the Committee.

•	Emphasis on Quality Compensation Practices. We continue our commitment to compensation practices that we believe contribute to good governance.

○	Our EVC Plan and 2011 Stock Incentive Plan each contain a recoupment, or “clawback,” provision. These clawback provisions require executive officers to forfeit and allow us to recoup any payments or benefits received by them under the EVC Plan or the 2011 Stock Incentive Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause and breach of an agreement between us and the executive officer.

○	The compensation consultant is retained directly by and reports to the Committee. The compensation consultant does not provide any services to management personally and had no prior relationship with any of our named executive officers.

Named Executive Officers in Fiscal 2015

Our named executive officers for fiscal 2015 consist of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer and our Company’s three other mostly highly paid executive officers serving as such at the end of the fiscal year:

•	Jeffrey A. Graves, Chief Executive Officer;

•	Jeffrey P. Oldenkamp, Senior Vice President and Chief Financial Officer;

•	Susan E. Knight, former Senior Vice President and Chief Financial Officer;

•	William E. Bachrach, Senior Vice President, Test;

•	John V. Emholz, Senior Vice President, Sensors; and

•	Steven G. Mahon, former Senior Vice President, General Counsel and Chief Compliance Officer.

Ms. Knight retired from the Company on January 2, 2015 and Mr. Mahon resigned from the role of Senior Vice President, General Counsel and Chief Compliance Officer on November 2, 2015.

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Information Used in the Compensation Process

Independent Compensation Consultant

Under the Committee’s charter, the Committee has the authority to select, retain and compensate executive compensation consultants and other advisors as it deems necessary to carry out its responsibilities. For assistance with fiscal 2015 compensation decisions, the Committee engaged Towers Watson to provide it with information regarding compensation of executive officers, non-executive officers and directors. Specifically, Towers Watson was asked by the Committee to:

•	provide information on executive compensation for each cash component of compensation (base salary and short-term incentive compensation);

•	provide information regarding competitive values and structures of long-term incentive compensation;

•	provide information regarding performance measures used in long-term incentive compensation programs; and

•	review and provide information on the compensation peer group used to confirm survey data related to some of our named executive officer positions.

Determining Competitive Compensation

The Committee annually assesses “competitive market” compensation for each component of compensation using a number of sources.

The Committee engaged Towers Watson as its independent compensation consultant to review compensation levels for executive positions. For fiscal 2015, as in past years, a base salary benchmark tool was updated for the Committee based upon executive salary survey data that was adjusted for comparability by business, revenue, executive position and age of data. In setting salaries for fiscal 2015, executive salary survey data for executives was obtained from Towers Watson’s 2014 Compensation DataBank and the 2014 Towers Watson Compensation Survey Report for companies with less than $1 billion in revenue. The results of the benchmark tool were then referenced against proxy compensation data from our compensation peer group described below, which is used as a supplemental data source.

For each position, the base salary benchmark tool produces a median and a competitive salary range, with the minimum and maximum end of the range at approximately 80% and 120% of the median, respectively. The Committee used the benchmark tool to assess the median and range of competitive salaries for fiscal 2015 and compared these to the base salaries for the named executive officers to determine the need for adjustments.

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Our direct competitors are either privately owned companies or business units within much larger public companies and, as a result, a broad and reliable base of compensation data from these companies is not readily available. Accordingly, the compensation peer group we use to confirm the base salary data from our benchmark tool consists of durable goods manufacturing companies, most of which do not compete with us directly but several of which compete with us for management talent. Our compensation peer group is reviewed on an annual basis by the Committee with the assistance of its independent compensation consultant. Our compensation peer group used when determining fiscal 2015 compensation consisted of the following companies:

Actuant Corporation

Arctic Cat Inc.

Axcelis Technologies Inc.

Badger Meter Inc.

Brooks Automation Inc.

Cabot Microelectronics Corporation

Cognex Corporation

Cohu Inc.

CTS Corporation

ESCO Technologies Inc.

FARO Technologies Inc.

FEI Company

Graco, Inc.

Hurco Companies Inc.

Methode Electronics, Inc.

Mettler-Toledo International Inc.

MKS Instruments Inc.

Moog Inc.

National Instruments Corporation

Perceptron Inc.

Tennant Company

Teradyne Inc.

For fiscal 2015, the Committee removed Measurement Specialties, Inc. from the list of companies used in fiscal 2014 because it was acquired by another company.

For short-term cash incentive compensation, which was delivered to the named executive officers through the EVC Plan, the Committee also reviewed market data and executive salary survey information that had been compiled and adjusted by management and Towers Watson. For each of the named executive officers, the Committee compared the target amounts under the EVC Plan for fiscal 2015 to the survey information relating to the median amount of non-salary cash compensation paid to executive officers as a percentage of base salary.

Additionally, Towers Watson prepares for the Committee an annual analysis of long-term equity incentive compensation. The analysis includes a market review of our equity grant structure, comparing the value of our long-term incentive award guidelines to market data. Comparative information was obtained from the Towers Watson’s Executive Compensation Database for long-term incentive tables for companies with revenues of less than $1 billion. The Committee used this data to establish competitive guideline ranges and median values for equity awards made in December 2015 to the named executive officers.

Role of Management

In determining compensation for executive officers, other than the Chief Executive Officer, the Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance evaluations. The Chief Executive Officer also recommends to the Committee the base salary for all executive officers (other than his own) and, in developing his recommendations, may request input from the Chief Human Resources Officer from time to time relating to the compensation of those executive officers. The Chief Executive Officer, Chief Financial Officer and the Chief Human Resources Officer develop recommendations for the Committee regarding the financial performance goals under the EVC Plan and the minimum, target and maximum levels of achievement of the performance goals. The Chief Executive Officer, Chief Human Resources Officer and General Counsel/Chief Compliance Officer are invited to attend meetings of the Committee from time to time. No executive officer attends any independent director executive session of the Committee or is present during deliberations or determination of his or her compensation.

The Committee establishes the compensation for the executive officers, other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Committee makes recommendations to the independent directors of the Board of Directors.

Shareholder Vote

At our last annual meeting of shareholders held on February 10, 2015, we asked our shareholders to approve, by advisory vote, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained in our proxy statement for that annual meeting. The proposal was approved by our shareholders with a “for” vote of more than 98% of the votes cast. In light of the overwhelming approval by our shareholders of our named executive officers’ compensation, the Committee did not make changes in our compensation policies and practices in response to the shareholder vote. The Committee continues to evaluate and adjust the Company’s compensation practices as it deems appropriate to advance the best interests of the Company and its shareholders.

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Compensation of our Named Executive Officers

During fiscal 2015, the components of our executive compensation program consisted of base salary, short-term cash incentive, long-term equity incentive awards, broad-based benefits and other perquisites. The named executive officers were eligible to participate in the same benefit programs as were available to our other salaried employees working in the same countries. The chart below reflects the relative weighting associated with each of these components paid or granted to the Chief Executive Officer for fiscal 2015.

For the named executive officers, other than the Chief Executive Officer, the average relative weighting associated with these components paid or granted for fiscal 2015 was base salary 54%; long-term equity incentive 35%; short-term cash incentive 6%; benefits 4% and perquisites 1%.

Determining Mix of Compensation

The Committee does not have a set policy or formula for weighting the elements of compensation for each named executive officer. Instead, the Committee considers market factors relevant to that executive and his or her tenure, role within the Company and contributions to the Company’s performance. In general, as named executive officers assume greater responsibility, a larger portion of their total cash compensation is payable as short-term cash incentive, which is variable based on performance, as opposed to base salary and a larger portion of their total direct compensation (that is, compensation other than benefits and perquisites) comes in the form of long-term equity incentive.

Fiscal 2015 Base Salaries

The Committee determines base salaries for named executive officers, other than the Chief Executive Officer, and makes recommendations to the independent directors of the Board regarding the base salary of the Chief Executive Officer. These recommendations are based upon a number of factors, including competitive salaries and individual performance. Annual recommendations for executive officers are made in November of each year and any resulting adjustments to base salaries take effect that same month.

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The Committee reviewed base salary datasets developed by Towers Watson as the Committee considered adjustments to base salaries for fiscal 2015. These datasets provided the Committee with information regarding a median level of base salary for each named executive officer position and a range of competitive base salaries.

Additionally, we have a systematic approach for evaluating the performance of our executive officers, with base salary adjustments affected primarily by the performance evaluation for the prior fiscal year. The process begins by establishing specific, individualized performance goals at the beginning of the fiscal year for each executive officer, as well as identifying or reaffirming the core competencies of the position and evaluating performance against the values that guide how we conduct ourselves and our business. The Chief Executive Officer proposes individual performance goals for himself that are reviewed by the Committee and approved by the independent members of the Board. The Chief Executive Officer works with each of the other named executive officers to establish appropriate performance goals for that individual. These individual performance goals relate to our customers and our market, organizational improvements and financial measures.

The Chief Executive Officer regularly provides reports and updates throughout the year regarding his progress toward achievement of these individual performance goals. The performance of the executive officer is assessed by the independent directors of the Board, in the case of the Chief Executive Officer, or by the Chief Executive Officer, in the case of the other executive officers. As part of this performance review, the independent directors of the Board or the Chief Executive Officer, as the case may be, considers the executive officer’s demonstration of competencies of that executive’s role, the behaviors that reinforce our values and achievement of the individual performance goals established for that fiscal year.

The following table shows the annualized base salaries for the named executive officers for fiscal 2015 (other than Ms. Knight who retired on January 2, 2015), as well as the proximity of the fiscal 2015 base salary to the median of the market data for the same or similar position.

Named Executive Officer	Fiscal 2015 Annualized Base Salary	Fiscal 2015 Annualized Base Salary as a Percent of Median of Base Salary Comparable
Jeffrey Graves	$637,000	98%
Jeffrey Oldenkamp	$310,000	89%
William Bachrach	$350,000	100%
John Emholz	$310,000	103%
Steven Mahon	$345,000	99%

Design of EVC Plan and Review of Fiscal 2015 Performance

Under the EVC Plan, all of the named executive officers employed by the Company at the end of fiscal 2015 were eligible for cash bonuses depending upon our financial performance as compared to set performance goals and market competitive short-term incentive targets appropriate to their position.

The Committee determined the performance goals under the EVC Plan as part of our annual planning process and selected these performance goals critical to our success in fiscal 2015. The Committee believes the combination of performance goals selected for the EVC Plan provides an appropriate balance between earnings-related and growth goals while also focusing on shareholder value. The following is a summary of the performance goals and their relative weighting for the named executive officers.

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For Dr. Graves and Messrs. Oldenkamp and Mahon, all performance goals were total Company measures. For Messrs. Bachrach and Emholz, the EPS performance goal was a total Company measure, but the remaining measures were determined based upon achievement of targets by the Test or Sensors segment, as applicable. The Committee established performance goals based on segment (rather than total Company) performance for these executives to reflect their accountability for the performance of that segment. The performance goals for Mr. Bachrach were 50% Test and 50% Sensors, weighted for the first quarter of fiscal 2015 when Mr. Bachrach was leading both business units. The Committee also believes that the leader of the segment has a meaningful opportunity to directly impact the achievement of the performance goals through his individual performance as the leader of that segment. In addition, the Committee continued to weigh the performance goals for Mr. Emholz differently than for the other named executive officers by shifting the portion that was assigned to Orders for the other EVC Plan participants to Revenue. The Committee continues to believe this is appropriate because the relatively quick turn of product orders in the Sensors’ segment makes revenue a more meaningful measure of segment performance.

The Committee also established minimum, target and maximum levels of achievement for each of the performance goals. Target levels of achievement of each performance goal were set based on the expected results for fiscal 2015 under our annual operating plan. The performance levels for minimum payout amounts were set at 85% of expected results under the plan and the performance levels for maximum payout amounts were set at 120% of expected results.

Achievement of any of the performance goals at less than target level would result in a decreasing bonus until the achievement fails to meet the minimum performance level. Minimum performance represents the level above which a 50% payout would begin and below which the named executive officer would be entitled to no payout relating to that goal. Regardless of the achievement as compared to the performance goals, payouts relating to each performance goal under the EVC Plan were capped at two times and, therefore, no participant could receive a payout more than 200% of the weighting assigned to that performance goal.

In addition, since the Committee believes the EPS performance goal provides a strong link between the incentive program and shareholder value, if the target level of EPS achievement is not met, EVC Plan participants are limited to target payout under the plan regardless of the results of other performance goals. Within this provision of the EVC Plan, if the EPS target is not met an executive may receive a payout in excess of 100% for an individual performance goal so long as the executive’s payout under the EVC Plan is not in excess of 100% of target, in the aggregate.

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The table below shows the bonus amounts as a percentage of their respective base salaries that would be earned by the named executive officers under the EVC Plan upon our achievement of the target and maximum for each performance goal.

Named Executive Officer	% of Fiscal 2015 Base Salary at Target Achievement	% of Fiscal 2015 Base Salary at Maximum Achievement

Jeffrey Graves	75%	150%

Jeffrey Oldenkamp	50%	100%

William Bachrach	50%	100%

John Emholz	45%	90%

Steven Mahon	50%	100%

The differences among the named executive officers of the cash incentive opportunity at the target level is primarily a function of their position within our Company and the corresponding grade level assigned to that position. Named executive officers with the same grade level were assigned the same cash incentive opportunity at the target level. The Committee usually sets the cash incentive opportunity at the target level at the same percentage for the same positions. However, the Committee reviews, primarily for trend information, data from our compensation survey analysis and our group of compensation peer companies relating to short-term compensation earned by executive officers in comparable positions. After this review, the Committee makes adjustments to the percentage of base salary that will be earned by our executive officers at target achievement as appropriate.

The table below sets forth for fiscal 2015 the corporate minimum, target and maximum levels for each performance goal as established under the EVC Plan, as well as the actual achievement of that performance goal for fiscal 2015 and the percentage of the target level of that achievement. Threshold payments under the EVC Plan are made upon achievement of 85% of the established goals, therefore, no payment was made under the EVC Plan relating to the EPS and EBIT goals because they fell short of the required 85% threshold levels.

Corporate Goal (1)	Threshold(2)	Target	Maximum	Result	Percent of Target Performance Achieved
EPS	$3.24	$3.81	$4.57	$3.00	79%

EBIT (in 000)	$69,785	$82,100	$98,520	$59,967	73%

Revenue (in 000)	$539,750	$635,000	$762,000	$563,934	89%

Orders (in 000)	$556,750	$655,000	$786,000	$618,296	94%

(1)	Specific performance goals for the Test and Sensors segments and their corresponding minimum, target and maximum amounts are not disclosed due to the competitive harm of such disclosure. For fiscal 2015, the Committee followed the same pattern in setting segment-specific performance levels as for setting the corporate performance levels: minimum is equal to 85% of the expected results under the applicable segment’s annual plan, target is equal to expected results and maximum is equal to 120% of expected results.

(2)	Represents the hurdle performance required at which 50% payout begins.

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Based on the results for fiscal 2015, the payouts to each named executive officer under the EVC Plan by performance goal were calculated as follows based upon their respective fiscal 2015 base salaries:

Performance Goal	Percent of Target Payout Achieved	Jeffrey Graves	Jeffrey Oldenkamp(1)	William Bachrach(2)(3)	John Emholz(2)	Steven Mahon

EPS	0%	—	—	—	—	—

EBIT	0%	—	—	—	—	—

Revenue	63%	$75,887	$17,657	$29,290	$21,667	$27,040

Orders	81%	$58,276	$13,740	$20,357	—	$21,042

Total		$133,163	$31,397	$49,647	$21,667	$48,082

Total as % of Target		28%	28%	28%	22%	28%

(1)	Amounts shown represent payout under the EVC plan only for the period January 3, 2015 – October 3, 2015. For the period of September 28, 2014 – January 2, 2015, Mr. Oldenkamp was on a management variable compensation plan. The combined payout under both programs is $37,516.

(2)	Achievement of the performance goals relating to EBIT and Revenue for corporate performance for fiscal 2015 does not apply to Mr. Bachrach or Mr. Emholz. Amounts attributable to each of these measures represent amounts attributable to actual achievement in fiscal 2015 by the Sensor segment and Test segment of the performance goal noted.

(3)	The performance goals for Mr. Bachrach were 50% Test and 50% Sensors, weighted for the first quarter of fiscal 2015 when he was leading both businesses.

Long-Term Incentive Awards

The awards for fiscal 2015 were weighted 50% of the value in stock options and 50% of the value in PRSUs. In determining the number of stock options to grant, the Committee reviewed the stock options based on an average of the Black Scholes values over the last 90 days prior to the end of the fiscal year. This methodology was to better represent the value of our equity over the most current period prior to the date of the award. A more stable option grant size (in terms of the number of options) also sends a signal that pay realized from stock option grants will be more sensitive to future stock price appreciation and less sensitive to past stock price volatility. This approach, however, causes the accounting value of the stock options that are shown in the Summary Compensation and Grants of Plan-Based Awards tables to differ from the value of PRSUs, which would otherwise be unexpected with an equal-weighted mix of options and PRSUs. In determining the number of PRSUs to grant, half of the aggregate value of the grant is divided by the closing price of the Company’s common stock on the date of grant.

The options are all non-qualified stock options that vest in incremental installments of one-third per year commencing on the first anniversary of the date of grant and expire seven years after the date of grant.

Beginning in fiscal 2015, the Committee granted PRSUs using ROIC as a performance measure. The Committee believes that measuring ROIC over a three-year period is an appropriate measure for such PRSUs given its emphasis on profitability with a longer-term view. In order to transition to a three-year period, stub cycles of one and two years in length and associated performance targets for the initial awards granted in fiscal 2015 were established to address the transition from the current time-vested restricted stock units. ROIC is a non-GAAP financial measure calculated by dividing adjusted net income by average invested capital. Adjusted net income is calculated by excluding after-tax interest expense from reported net income. Average invested capital is defined as the aggregate of average interest-bearing debt and average shareholders’ investment and is calculated as the sum of current and prior year ending amounts divided by two. For subsequent fiscal years, the Committee will continue to maintain an even mix of stock options and performance RSUs restricted over a three year period. The performance measure of ROIC will be expressed as annual targets for the applicable three-year period and the annual performance will be averaged over the performance period. The performance range will have a threshold, target and maximum performance expectations each cycle, with a 75% guaranteed threshold of target and up to a 125% maximum opportunity of target.

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The following table shows for each of the named executive officers (other than Ms. Knight who did not receive an award due to her retirement on January 2, 2015) the number of shares underlying the equity awards and the aggregate value of the awards granted in December 2014 for fiscal 2015 for Dr. Graves and Messrs. Bachrach and Mahon. Mr. Oldenkamp assumed the role of Chief Financial Officer in January 2015 and the grants to him were made in December 2014. Mr. Emholz joined the Company in January 2015 and the grants to him were made in February 2015.

Named Executive Officer	Number of Shares Underlying Stock Options	Number of Restricted Stock Units	Number of Performance Restricted Stock Units	Aggregate Value of Awards
Jeffrey Graves	32,854	—	8,010	$1,073,000

Jeffrey Oldenkamp	8,267	—	2,016	$270,000

William Bachrach	8,420	—	2,053	$275,000

John Emholz	5,052	1,572	—	$190,000

Steven Mahon	8,114	—	1,978	$265,000

The table below sets forth for fiscal 2015 the threshold, target and maximum level for the ROIC performance goal as well as the actual achievement of that performance goal for fiscal 2015 and the percentage of the target level of that achievement.

Performance Goal	Threshold	Target	Maximum	Result	Percent of Target Performance Achieved	Percent of Target Payout Achieved

ROIC	9.7%	16.7%	21.7%	15.5%	92.8%	95.7%

Based on the results for fiscal 2015, the payouts to each named executive officer for the PRSUs were calculated as follows based upon the respective PRSUs attributable to fiscal 2015.

	Target PRSUs		Actual PSRUs

Named Executive Officer(1)	Shares	Value(2)	Shares	Value(3)

Jeffrey Graves	2,670	$178,837	2,555	$150,975

Jeffrey Oldenkamp	672	$45,011	643	$37,995

William Bachrach	685	$45,881	656	$38,763

(1)	Vesting and payout date was December 3, 2015. Mr. Mahon resigned prior to the vesting event and forfeited all PRSUs.

(2)	Target PSRU value represents number of shares granted multiplied by the share price of $66.98 on the date of the grant (December 3, 2014).

(3)	Actual PSRU value represents the number of actual shares delivered based on the payout achieved multiplied by the share price of $59.09 on the date of vest (December 3, 2015).

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Compensation Policies

Equity Incentive Grant Policy. The Committee recognizes the importance of adhering to specific practices and procedures in the granting of equity incentives. Accordingly, the Committee has developed a formal policy relating to the grant of equity incentives. Our policy is that grants of equity incentives, other than new hire or promotional grants, will be made by the Committee once per year as described above. Equity incentive awards to our Chief Executive Officer are approved by the independent directors of the Board following a recommendation by the Committee. Our policy is that the grant date for awards made by the Committee to new hires will be the 15th day of the month following the month of hire or, if the market is closed that day, the first business day prior thereto in which the market is open.

Under our 2011 Stock Incentive Plan, the Committee may delegate authority to make awards to a subcommittee consisting only of independent directors or to one or more executive officers. The Committee has delegated authority to the Chief Executive Officer to make awards of stock options, restricted stock units or a combination of stock options and restricted stock units, other than to our executive officers. This delegation is subject to a maximum number of shares and other restrictions.

Executive Compensation Clawback Policy. We added a recoupment or “clawback” provision to our EVC Plan that was approved by shareholders at the fiscal 2009 annual meeting of shareholders. Our 2011 Stock Incentive Plan contains a similar provision. These clawback provisions require an executive officer to forfeit and allow us to recoup from the executive officer any payments or benefits received by the executive officer under the EVC Plan or the 2011 Stock Incentive Plan under certain circumstances, such as certain restatements of our financial statements, termination of employment for cause and breach of an agreement between us and the executive officer.

Stock Ownership Guidelines. To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership in the Company. Accordingly, we have adopted stock ownership guidelines requiring each executive officer to achieve an equity ownership level equal to a specified multiple of his or her base salary within five years of being appointed as an executive officer or within five years of change in executive officer status resulting in an increased required level of ownership. The Committee revised the stock ownership guidelines in September 2014 and the current minimum equity ownership levels as a multiple of base pay are as follows: five times for the Chief Executive Officer; four times for the Chief Financial Officer; and a multiple equal to their executive salary grade level for any other Senior Vice President (ranging from four times for E4 to two times for E2) and one time for a Vice President. As part of the revisions in September 2014, the policy now provides that failure by a participant to meet the required ownership level within the time period established will result in a requirement that participants must retain 100% of the net shares acquired (net of taxes) through the Company’s equity compensation programs until the ownership levels are met. It also requires that our executive officers hold equity acquired through our equity compensation plans in a minimum amount of 75% of the net proceeds (net of taxes) until ownership levels are met.

Our independent directors have also imposed upon themselves a guideline for achieving significant equity ownership. Our independent directors are expected to achieve an ownership of our Common Stock equal to a minimum of five times their annual cash retainer.

The Committee reviews the progress of our executive officers toward the ownership guidelines on a regular basis and determined that all of the executive officers are on track for meeting the ownership guidelines within the established timeframes.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million paid to the Chief Executive Officer or any of the three other most highly compensated executive officers (other than the Chief Financial Officer), unless the compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. The Committee intends to continue its practice of paying competitive compensation in order to attract and retain the senior executives necessary to manage our business in the best interests of the Company and our shareholders. Under some circumstances, this practice may require us to pay compensation that is not deductible under Section 162(m). Although we intend to maximize the deductibility of compensation paid to executive officers, we also intend to maintain the flexibility to take actions considered to be in our best interests including, where appropriate, entering into compensation arrangements under which payments are not deductible.

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Compensation Committee Report

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis set forth above with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Michael V. Schrock (Chair since November 1, 2015)
Barb J. Samardzich (Chair until October 31, 2015)
David D. Johnson
Randy J. Martinez (member since November 1, 2015)
Gail P. Steinel (member until October 31, 2015)

Risk Considerations in Our Compensation Programs

In fiscal 2015, management and the Compensation Committee continued to focus on responsible pay practices designed to produce positive results for the Company and its shareholders without encouraging excessive or inappropriate risk-taking. The Compensation Committee’s analysis identified the following components of our compensation programs that it believes effectively reduce risk without reducing incentives:

•	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

•	Our compensation plan design and the governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

•	The metrics used to determine the amount of a participant’s bonus under our short-term incentive plans focus on a combination of Company-wide metrics and business unit performance using a balance of top and bottom line growth measures;

•	The metric used to determine the amount of a participant’s award under our long-term incentive plan focuses on our ability to create value for investors from our operating activities;

•	Our bonus plans impose threshold and maximum payout levels on bonus awards to ensure that we are rewarding desired performance and limiting windfalls;

•	Commission-based plans are aligned to drive business growth and support achievement of short-and long-term strategic objectives;

•	Incentive programs for executive officers include clawback provisions and allow the use of negative discretion;

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•	Our stock ownership guidelines encourage a prudent contribution to shareholder value and discourage excessive risk taking; and

•	Our system of internal controls places a strong focus on avoiding undue financial risk through rigorous review processes.

Based on the Company’s use of these programmatic safeguards and on the Committee’s continued review of the Company’s incentive compensation policies and practices for all of the Company’s worldwide locations, the Committee concluded in fiscal 2015 that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Conflict of Interest Analysis

Our Compensation Committee has considered the relationships that its independent compensation consultants have had with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that the consultants have in place to maintain their independence and objectivity and has determined that the work performed by its compensation consultants has raised no conflicts of interest.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation with respect to each named executive officer during the prior three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compen- sation(3) ($)	All Other Compensation(4) ($)	Total ($)

Jeffrey A. Graves President and Chief Executive Officer	2015	637,000	—	536,510	398,355	133,163	16,326	1,721,354
	2014	631,887	—	678,984	953,320	185,396	17,161	2,466,748
	2013	612,467	—	—	—	232,112	27,723	872,302

Jeffrey P. Oldenkamp Senior Vice President, Chief Financial Officer	2015	291,253	—	135,032	100,237	37,516	14,907	578,945

Susan E. Knight Former Senior Vice President, Chief Financial Officer	2015	134,577	—	—	—	—	88,306	222,883
	2014	358,042	—	168,026	235,868	70,033	16,176	848,145
	2013	346,930	—	—	—	93,914	27,723	468,567

William E. Bachrach Senior Vice President, Test	2015	329,663	—	167,520	102,093	49,647	78,614	727,537
	2014	306,580	—	122,531	171,997	117,972	16,176	735,256
	2013	161,538	100,769	123,233	68,375	—	15,167	469,082

John V. Emholz Senior Vice President, Sensors	2015	220,579	50,000	107,495	65,132	21,667	77,034	541,907

Steven G. Mahon Former Senior Vice President, General Counsel and Chief Compliance Officer	2015	345,010	—	132,486	98,382	48,082	16,917	640,877
	2014	342,316	—	161,017	226,045	66,957	58,483	854,818
	2013	331,926	50,000	—	—	89,853	27,723	499,502

(1)	Amount for Mr. Bachrach includes an inducement cash bonus ($20,000) plus the guaranteed minimum EVC Plan payout of 50% of base salary paid for fiscal 2013 ($80,769). Amounts for Mr. Mahon and Mr. Emholz represent inducement cash bonuses.

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(2)	Amounts represent the aggregate grant date fair value of restricted stock units and stock options that were granted in each fiscal year as computed in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2015.

(3)	Represents amounts awarded for fiscal 2015 performance under the EVC Plan and paid out in the first quarter of fiscal 2016.

(4)	The table below describes the amounts in the “All Other Compensation” column above. The amounts reported in the table above under “Relocation and Living Expenses” were provided to Mr. Bachrach and Mr. Emholz to facilitate the transition to their new assignments.

Supplemental Table to the “All Other Compensation” Column

				Life Insurance
	Retirement Plan			Premiums, Executive
				Physical and Health	Relocation/
Name	Match $	Fiscal Year Contribution(1) $	Car $	Saving Account Contributions $	Living Expenses(2) $	Consulting Fees(3) $	Total $

Jeffrey A. Graves	7,800	—	8,040	486	—	—	16,326
Jeffrey P. Oldenkamp	7,800	—	6,030	1,077	—	—	14,907
Susan E. Knight	6,138	—	2,010	158	—	80,000	88,306
William E. Bachrach	7,800	—	8,040	636	62,138	—	78,614
John V. Emholz	6,617	—	6,030	365	64,022	—	77,034
Steven G. Mahon	7,800	—	8,040	1,077	—	—	16,917

(1)	No discretionary Fiscal Year Contribution was made in fiscal 2015 given overall Company performance, but the column is included for comparative purposes to prior fiscal years.

(2)	Amount for Mr. Bachrach represents $31,212 in housing, $679 in meals, and $30,247 in transportation. Amount for Mr. Emholz represents a cash relocation payment of $46,000 and a relocation assistance reimbursement of $18,022.

(3)	Consulting fees paid to Ms. Knight after she retired as the Company’s Chief Financial Officer.

Grants of Plan-Based Awards in Fiscal 2015

As reflected in the table below, the named executive officers who were employed by the Company throughout the fiscal year, received three types of plan-based awards for their service in fiscal 2015: a cash award under our EVC Plan, payable in the first quarter of fiscal 2016; stock options granted on December 3, 2014 under the 2011 Stock Incentive Plan; and PRSUs granted on December 3, 2014 under the same plan. Mr. Bachrach also received an equity award when he was promoted to lead the Test business and Mr. Emholz received an inducement equity award as a new hire.

EVC Awards

Under our EVC Plan, the named executive officers may receive cash payouts after the completion of each fiscal year if specified performance goals established at the beginning of the fiscal year are attained. For each named executive officer, a cash incentive amount, expressed as a percentage of his or her base salary, is established for performance at each of the target and maximum levels. The EVC Plan awards for Fiscal 2015 were structured so that the cash incentive paid to each named executive officer would be 0% to 200% of the payout level established for performance at the target level for each goal.

Information about the potential payout levels established for each named executive officer and the nature and weighting of the goals selected for Fiscal 2015 can be found under “Compensation Discussion and Analysis.” The actual amounts paid pursuant to our EVC Plan for Fiscal 2015 performance are listed in the “Non-Equity Incentive Plan Compensation” column to the Summary Compensation Table.

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Stock Options

Unless an option holder is terminated for cause, vested stock options are exercisable for 90 days after the termination of the option holder’s employment, or 180 days upon death, disability or retirement. If an option holder’s employment is terminated for cause, as defined in our 2011 Stock Incentive Plan, all unexercised options will immediately terminate. The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested options as it deems appropriate.

These stock options would become fully exercisable upon the occurrence of a change in control as defined in our 2011 Stock Incentive Plan unless the acquiring entity assumed or provided a substitute for the award. The Compensation Committee may require options be exercised prior to the change in control and may pay cash or other securities to cancel awards in connection with the change in control.

Restricted Stock Units

If a unit holder’s employment is terminated, the unvested units will be forfeited. The Compensation Committee may, at any time after the award is granted, accelerate the vesting of some or all of the unvested units as it deems appropriate.

These restricted stock units would become fully exercisable upon the occurrence of a change in control as defined in our 2011 Stock Incentive Plan unless the acquiring entity assumed or provided a substitute for the award. The Compensation Committee may pay cash or other securities to cancel awards in connection with the change in control.

Grants to named executive officers of plan-based awards in fiscal 2015 are set forth in the table below. Ms. Knight had announced her retirement at the time of the grant and the Company did not make a grant to her.

							All Other	All Other		Grant
							Stock	Options		Date Fair
				Estimated Future Payouts Under			Awards:	Awards:	Exercise	Value of
				Non-Equity Incentive Plan			Number	Number of	or Base	Stock
				Awards(2)			of Shares	Securities	Price of	and
							of Stock	Underlying	Options	Option
		Approval	Award	Threshold(3)	Target	Maximum	or Units(4)	Options	Awards(5)	Awards(6)
Name	Grant Date	Date	Type(1)	($)	($)	($)	(#)	(#)	($/Sh)	($)

Jeffrey A. Graves			Cash	36,700	489,327	978,654	—	—	—	—
	12/3/2014	11/17/2014	Options	—	—	—	—	32,854	66.98	398,355
	12/3/2014	11/17/2014	PRSUs	—	—	—	2,670	—	—	178,837
	12/3/2014	11/17/2014	PRSUs	—	—	—	2,670	—	—	178,837
	12/3/2014	11/17/2014	PRSUs	—	—	—	2,670	—	—	178,837

Jeffrey P. Oldenkamp			Cash	9,932	132,431	264,862	—	—	—	—
	12/3/2014	11/17/2014	Options	—	—	—	—	8,267	66.98	100,237
	12/3/2014	11/17/2014	PRSUs	—	—	—	672	—	—	45,011
	12/3/2014	11/17/2014	PRSUs	—	—	—	672	—	—	45,011
	12/3/2014	11/17/2014	PRSUs	—	—	—	672	—	—	45,011

William E. Bachrach			Cash	13,325	177,664	355,328	—	—	—	—
	12/3/2014	11/17/2014	Options	—	—	—	—	8,420	66.98	102,093
	11/15/2014	10/20/2014	RSUs	—	—	—	450	—	—	30,011
	12/3/2014	11/17/2014	PRSUs	—	—	—	685	—	—	45,881
	12/3/2014	11/17/2014	PRSUs	—	—	—	684	—	—	45,814
	12/3/2014	11/17/2014	PRSUs	—	—	—	684	—	—	45,814

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							All Other	All Other		Grant
							Stock	Options		Date Fair
				Estimated Future Payouts Under			Awards:	Awards:	Exercise	Value of
				Non-Equity Incentive Plan			Number	Number of	or Base	Stock
				Awards(2)			of Shares	Securities	Price of	and
							of Stock	Underlying	Options	Option
		Approval	Award	Threshold(3)	Target	Maximum	or Units(4)	Options	Awards(5)	Awards(6)
Name	Grant Date	Date	Type(1)	($)	($)	($)	(#)	(#)	($/Sh)	($)

John V. Emholz			Cash	14,889	99,261	198,521	—	—	—	—
	2/15/2015	11/17/2014	Options	—	—	—	—	5,052	72.29	65,132
	2/15/2015	11/17/2014	RSUs	—	—	—	1,141	—	—	82,483
	2/15/2015	11/17/2014	RSUs	—	—	—	346	—	—	25,012

Steven G. Mahon			Cash	13,251	176,680	353,360	—	—	—	—
	12/3/2014	11/17/2014	Options	—	—	—	—	8,114	66.98	98,382
	12/3/2014	11/17/2014	PRSUs	—	—	—	660	—	—	44,207
	12/3/2014	11/17/2014	PRSUs	—	—	—	659	—	—	44,140
	12/3/2014	11/17/2014	PRSUs	—	—	—	659	—	—	44,140

(1)	The cash awards were made pursuant to the EVC Plan, and the grants of stock options and PRSUs were made pursuant to the 2011 Stock Incentive Plan.

(2)	The EVC Plan performance goals for Fiscal 2015 are described under “Compensation Discussion and Analysis – Design of EVC Plan and Review of Fiscal 2015 Performance.”

(3)	Threshold amounts can be calculated for each individual performance measure, and in each case are equal to 50% of the target amount payable with respect to that measure. The amounts reported as threshold amounts in the table represent the payout that would have been made if threshold performance were achieved for the performance measure assigned the lowest weight for the respective named executive officer, assuming that threshold performance was not achieved for any other performance measure.

(4)	Includes both restricted stock units (RSUs) and performance restricted stock units (PRSUs).

(5)	Equal to the closing market value of shares on the grant date.

(6)	The grant date fair value of options is calculated using a multiple option form of the Black-Scholes option valuation model with assumptions for interest rate, expected life, share price volatility and dividend yield. The grant date fair value of RSUs is calculated with reference to the fair market value of the underlying shares (the closing market value of shares on the grant date). See Note 2 to our Notes to Consolidated Financial Statements for the fiscal year ended October 3, 2015.

Outstanding Equity Awards at 2015 Fiscal Year End

	Option Awards				Stock Awards
	Number of Securities					Market
	Underlying Unexercised				Number of	Value of
	Options (1)				Shares or	Shares or
					Units of	Units of
			Option		Stock Held	Stock Held
		Un-	Exercise	Option	That Have	That Have
	Exercisable	Exercisable	Price	Expiration	Not Vested	Not Vested
Name	(#)	(#)	($)	Date	(#)	($)(2)

Jeffrey A. Graves	28,790	0	39.38	07/2/2017
	22,747	45,494	64.90	12/4/2020
	0	32,854	66.98	12/3/2021
					14,984	865,026

Jeffrey P. Oldenkamp	1,407	2,814	72.64	2/15/2021
	0	8,267	66.98	12/3/2021
					2,401	138,610

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	Option Awards				Stock Awards
	Number of Securities					Market
	Underlying Unexercised				Number of	Value of
	Options (1)				Shares or	Shares or
					Units of	Units of
					Stock Held	Stock Held
			Option Exercise	Option	That Have	That Have
	Exercisable	Un-Exercisable	Price	Expiration	Not Vested	Not Vested
Name	(#)	(#)	($)	Date	(#)	($)(2)
Susan E. Knight	3,666	0	39.38	7/2/2017
	5,628	11,256	64.90	12/4/2020
					1,726	99,642

William E. Bachrach	4,500	2,250	54.77	4/15/2018
	4,104	8,208	64.90	12/4/2020
	0	8,420	66.98	12/3/2021
					4,511	260,420

John V. Emholz	0	5,052	72.29	2/15/2022
					1,487	85,845

Steven G. Mahon	11,200	0	36.94	11/15/2016
	10,000	0	39.38	7/2/2017
	5,394	10,787	64.90	12/4/2020
	0	8,114	66.98	12/3/2021
					3,308	190,971

(1)	Stock options granted are exercisable in three equal installments each year beginning on the first anniversary of the grant date. Stock options with expiration dates of 2016-2018 have a five-year term and those with expiration dates of 2020-2021 have a seven-year term.

(2)	The market value of unvested restricted stock units equals the closing price of our Common Stock on the NASDAQ Stock Market at the end of fiscal 2015 ($57.73) multiplied by the number of shares or units. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vest(1) (#)	Value Realized on Vest(2) ($)

Jeffrey A. Graves	—	—	6,254	649,973

Jeffrey P. Oldenkamp	—	—	117	13,952

Susan E. Knight	—	—	573	57,761

William E. Bachrach	—	—	916	97,321

John V. Emholz	—	—	—	—

Steven G. Mahon	—	—	1,889	192,413

(1)	For Dr. Graves, Mr. Oldenkamp, Ms. Knight, Mr. Bachrach, and Mr. Mahon, the number of shares acquired equals the difference between the number of restricted stock units vested and the number of shares of stock withheld by the Company to cover tax obligations. The number of restricted stock units that vested before the withholding was for Dr. Graves 9,421, Mr. Oldenkamp 193, Ms. Knight 863, Mr. Bachrach 1,380, and Mr. Mahon 2,842. Mr. Emholz did not have any restricted stock units vest during fiscal 2015.

(2)	The value realized on the vesting of the restricted stock units is the fair market value of our Common Stock at the time of vesting.

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Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan is a non-qualified plan that provides a select group of employees, including all of the named executive officers, with the option to defer up to 90% of base salary or short-term cash incentive. Independent directors are also eligible to participate in the Executive Deferred Compensation Plan and may elect to defer up to 100% of the director’s fees we pay.

Participants’ deferred compensation accounts earn a monthly rate of return based on an established interest rate. The interest rate is approved by the Compensation Committee in November of each year for the following calendar year. Historically, the ten-year government treasury note rate as of the first business day of the calendar year has been used. As such, the interest rate for calendar 2015 was 2.12%.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants may elect to receive distribution in a single payment, installments, or combination thereof. Distribution elections cannot change unless the election is to postpone payment until the fifth anniversary of separation from service or, if later, age 60 and the election must be made at least 12 months before separation from service. In no case can an earlier distribution election be allowed.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

William E. Bachrach	29,140	—	943	—	30,083

(1)	Contributions were included in the amount reported in the “Salary” column of the Summary Compensation Table.

(2)	Earnings are determined on a calendar-year basis; earnings were 2.12% for 2015. This amount was not reported in the Summary Compensation Table because it does not represent above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Payments and benefits receivable by the named executive officers upon termination of employment or a change in control of our Company are governed by the arrangements described below.

Executive Change in Control Severance Plan

We adopted the Executive Change in Control Severance Plan (the “Change in Control Severance Plan”) on September 30, 2013, which became effective January 1, 2014, so that the treatment of all eligible named executive officers would be consistent if such individual’s employment with the Company or an affiliate were terminated without Cause or for Good Reason following a Change in Control, each as defined in the Change in Control Severance Plan. Under the Change in Control Severance Plan, the Company will pay and provide to the eligible participants benefits in a sum equal to 200% of the following: annualized basic cash remuneration in effect during the then current year; average annual Executive Variable Compensation paid for the preceding three years (or the actual number of years of receipt of such bonus if less than three years); and any other form of compensation paid to the participant and included in such individual’s gross income during the 12-month period immediately prior to the date of termination. The cash severance benefit will be paid in a lump sum following termination. The executive will also receive certain life, disability, accident, and health insurance coverage for a period of up to 18 months following termination and officers’ liability insurance for not less than six years from the date of a Change in Control. As a condition to the receipt of such benefits, the executive may not render services to any entity offering any competing product for a period of two years following the date of termination unless the change in control was not approved by the Board of Directors.

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Executive Severance Plan

We adopted the Executive Severance Plan on September 30, 2013 (the “Severance Plan”), so that the treatment of all eligible named executive officers would be consistent if such individual’s employment with the Company or an affiliate were terminated without Cause or for Good Reason, each as defined in the Severance Plan. In the event of such termination, the Severance Plan provides that the eligible participant would receive as benefits a sum equal to 100% of his or her annualized basic cash remuneration in effect during the then current year and certain life, accident and health insurance coverage. The cash severance benefit would be paid in equal installments on each payroll pay date during the 12 month period beginning no later than 60 days following the date of termination. As a condition of the receipt of these benefits, the executive may not render services to any entity offering any competing product for a period of one year following the date of termination. In addition, payments to be paid under the Severance Plan can be forfeited, and certain payments already made can be recaptured, if the executive engaged or engages in conduct detrimental to the Company while employed by the Company or violates the Severance Plan’s non-compete provisions.

Equity Incentives

Our 2011 Stock Incentive Plan provides for acceleration of stock incentives upon a change in control if the awards have not been assumed or substituted by an acquiring entity. Upon a change in control, any stock incentive will immediately vest and be exercisable and any restrictions will lapse. Notwithstanding the foregoing, unless the Compensation Committee determines otherwise at or prior to the change in control, no stock incentive that is subject to any performance criteria for which the performance period has not expired shall accelerate at the time of a change in control.

Short-Term Cash Incentives

Under the terms of the awards made pursuant to the EVC Plan, if a named executive officer’s employment with the Company is terminated for any reason other than death before the end of the fiscal year on which the performance goals are based, the officer will not receive any payout under the EVC Plan. If a named executive officer dies during the fiscal year on which the performance goals are based, a prorated payout based on actual achievement of the performance goals at the end of the fiscal year will be made to the officer’s estate. Such a payout will be proportionately reduced based upon the time the officer was employed during the fiscal year.

Estimated Payments for Named Executive Officers

Assuming that a termination of employment and/or change in control occurred on October 3, 2015, the total compensation payable to the following named executive officers in accordance with the Executive Change in Control Severance and Executive Severance Plans that were in place at that time is as set forth in the table below.

	Termination of Employment in Conjunction with a Change in Control				Change in Control (without Termination of Employment)	Termination (without Change in Control)
Name	Cash Payment ($)(1)	Accelerated Vesting ($)(2)	Benefits ($)(3)	Total Value ($)	Accelerated Vesting ($)(2)	Cash Payment ($)(4)	Benefits ($)(5)	Total Value ($)
Jeffrey A. Graves	1,657,195	865,026	24,967	2,547,188	865,026	637,000	15,931	652,931
Jeffrey P. Oldenkamp	707,092	138,610	15,810	861,512	138,610	310,000	9,826	319,826
William E. Bachrach	1,007,975	267,080	24,967	1,300,022	267,080	350,000	15,931	365,931
John V. Emholz	800,103	85,845	24,967	910,915	85,845	330,000	15,931	345,931
Steven G. Mahon	842,675	190,971	18,757	1,052,403	190,971	345,000	11,790	356,790

(1)	Pursuant to the named executive officer’s Change in Control Agreement, represents two times his or her annual compensation (consisting of annual base salary; the average of the cash incentive payment made pursuant to the EVC Plan for each of the prior three fiscal years, excluding any payments made with respect to a partial fiscal year; and other non-plan based payments during the previous 12-month period prior to the date of termination).

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(2)	Represents the aggregate value of stock options and restricted stock units held by each named executive officer that were not vested as of October 3, 2015 but whose vesting and exercisability would have been accelerated under the terms of the 2011 Stock Incentive Plan (assuming that the awards were not assumed or substituted by an acquiring entity). The value of accelerating each unvested stock option is equal to the difference between the Stock Price and the exercise price of such option. The value of accelerating each unvested restricted stock unit is equal in each case to the Stock Price.

(3)	Pursuant to the named executive officer’s Change in Control Agreement, represents payments made for life, disability, and accident and health insurance benefits for 18 months following termination.

(4)	Pursuant to the named executive officer’s Severance Agreement, represents annual base salary plus the target annualized cash incentive payment under the EVC Plan.

(5)	Pursuant to the Executive Severance Plan, represents payments made for life, accident and health insurance benefits for 12 months following termination.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of MTS Systems Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in the Company’s proxy statement.

The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosures contained on pages 14 to 34 of this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on Proposal 3 is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board has decided that the Company will hold an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) annually until the next required vote on the frequency of Say-on-Pay Votes or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency. The next Say-on-Pay Vote will be held at our fiscal 2016 annual meeting to be held early in calendar year 2017.

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Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION, THE COMPENSATION TABLES AND THE ACCOMPANYING NARRATIVE DISCLOSURE, SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 4

TO APPROVE AN AMENDMENT TO THE COMPANY’S 2011 STOCK INCENTIVE PLAN

Introduction

On November 23, 2010, our Board adopted the MTS Systems Corporation 2011 Stock Incentive Plan (the “Incentive Plan”) effective January 31, 2011, subject to shareholder approval. On January 24, 2011, our Board approved an amendment to the Incentive Plan to clarify its prohibition on repricing awards. Our shareholders approved the First Amendment to the Incentive Plan at the annual meeting held on February 9, 2011. On November 20, 2012, the Board approved the Second Amendment to the Incentive Plan, which was subsequently approved by our shareholders at the annual meeting held on February 5, 2013. On October 1, 2013, the Board approved the Third Amendment to the Incentive Plan to add restricted stock units to the plan which amendment was not required to be presented to shareholders. The Incentive Plan, as amended, authorizes the issuance of up to 2,300,000 shares of our Common Stock pursuant to awards granted thereunder.

As of the Record Date,1,117,590 shares of Common Stock were the subject of outstanding equity awards under the Incentive Plan. The total number of shares available for issuance in connection with future awards is 627,406 (plus any shares that might in the future be returned or added to the Incentive Plan in accordance with its terms).

The Compensation Committee anticipates granting an average of approximately 550,000 shares of Common Stock per year on an annualized basis under the Incentive Plan. The following table summarizes the past three fiscal year history of restricted stock and option grants by the Compensation Committee. The table shows the number of shares utilized under the Incentive Plan during fiscal 2013 through fiscal 2015 and the aggregate number of shares reserved for outstanding grants plus those available under the Incentive Plan, as a percentage of our outstanding shares (assuming for this calculation that all shares under the applicable plan were also outstanding).

Fiscal Year	Beginning Total Shares Outstanding (in thousands) (A)	Beginning Total Plan Shares Reserved and Available (in thousands) (B)	Plan Shares (B) as a Percentage of Total Shares (A+B)	New Share Grants During Year Under Plan (in thousands) (C)	New Share Grants (C) as a Percentage of Total Shares (A+B)
2015	741	1,288	63%	246	12%
2014	580	1,776	75%	443	19%
2013	843	518	38%	39	3%

On November 17, 2015, our Board approved a fourth amendment (the “Amendment”), subject to shareholder approval, to increase the aggregate number of shares of our Common Stock authorized for issuance under the Incentive Plan by an additional 1,500,000 shares, to an aggregate of 3,800,000 shares. The text of the Amendment is attached to this proxy statement as Annex A. The full text of the Incentive Plan reflecting all previous amendments as well as the Amendment is attached as Annex B to this proxy statement as filed with the SEC and is available on the SEC’s website at www.sec.gov.

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Shareholder approval of the Amendment is being sought in order to satisfy the shareholder approval requirements of the NASDAQ Stock Market and to obtain shareholder approval of the increased number of shares that may be subject to incentive stock options under Section 422 of the Internal Revenue Code (the “Code”). Shareholder approval of the Amendment will also constitute re-approval by our shareholders of the material terms of the Incentive Plan for purposes of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, including the performance criteria on which performance goals are based and the maximum performance-based awards that may be made to any individual.

If our shareholders do not approve the Amendment, the Incentive Plan will remain in effect as it existed immediately prior to the proposed Amendment. In that case, we would be limited to issuing no more than 2,300,000 shares of our Common Stock pursuant to awards made under the Incentive Plan.

Description of the Incentive Plan as Proposed to Be Amended

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders and reward long-term results with long-term compensation. The Incentive Plan permits us to grant stock incentive awards to current and new employees, including officers, vendors and members of the Board.

Key Terms of the Incentive Plan

Below is a summary of the key terms of the Incentive Plan, giving effect to the Amendment for which approval is sought in this proposal, which is qualified in its entirety by reference to the text of the Incentive Plan and Amendment.

Key Plan Features	Description

Term of Plan	• The earlier of January 31, 2018 or the date on which all shares reserved under the Incentive Plan have been issued or are no longer available for use under the Incentive Plan

Eligible Participants	• Our employees or employees of any of our subsidiaries in key management and technical positions • Non-employee members of the Board • Key vendors to us or any of our subsidiaries

Total Shares Authorized and Share Counting

• 3,800,000 shares of Common Stock for all types of stock incentive awards

• Shares available under the Incentive Plan are reduced by one share for each share underlying a stock option

• Shares available under the Incentive Plan are reduced by the aggregate shares exercised pursuant to a stock-settled stock appreciation right (other than the number of shares issued upon exercise)

• Shares available under the Incentive Plan are reduced by 2.5 shares for each share of restricted stock, performance stock or similar awards or units

• Shares withheld by us for taxes, shares tendered to us to pay the exercise price of an option and shares re-acquired by us with amounts received from exercise of an option will not be added back to the Incentive Plan

• Shares available under the Incentive Plan will not be reduced for stock incentives settled in cash

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Individual Share Limits

• Up to 3,800,000 shares for all incentive stock options

• Up to 60,000 shares per year for all stock incentive awards for non-employee members of the Board

• Up to 200,000 shares per person per year under all stock incentives

• Up to an additional 100,000 shares for stock incentives to a newly hired key employee

Type of Stock Incentive Awards

• Incentive stock options and non-qualified stock options with an exercise period no longer than ten years

• Restricted stock and restricted stock units

• Stock appreciation rights

• Performance stock and performance units

• Other awards in stock or cash

• Restricted stock units on the annual election or re-election of non-employee directors, which vest on the date of the next annual meeting of shareholders following the grant, provided such director continues to serve on the Board on the date of the meeting

Vesting and Exercise

• Determined by the Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both

• All non-performance awards that are not assumed or substituted will vest upon a change in control

• Re-approval by our shareholders of the material terms of the Incentive Plan, including the listed performance criteria, through approval of the Amendment will enable us to structure executive officer awards as deductible performance-based compensation under Code Section 162(m)

Permissible Features

• We may specify that stock incentives are subject to reduction, cancellation, forfeiture or recoupment under certain circumstances

• We must require our current and former executive officers to disgorge certain compensation, including incentive or equity based compensation awarded under the Incentive Plan, in certain circumstances. Examples of these circumstances include non-compliance with the financial reporting requirements under federal securities laws or restatements of our financial information

• We may hold restricted stock and restricted stock units until restrictions lapse

• Dividend and dividend equivalents on awards may be paid currently or deferred

• Options may be exercised with previously acquired shares

Features Not Permitted

• Increase the number of shares reserved or any of the limits stated in the Incentive Plan without shareholder approval

• Extend the term of the Incentive Plan without shareholder approval

• Re-price stock options or stock appreciation rights

• Re-grant shares tendered for stock option exercise or payment of taxes

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Who Is Eligible for Stock Incentive Awards

Our employees who hold key management and technical positions with us or any subsidiary, the non-employee members of our Board and key vendors to our subsidiaries are eligible to receive awards under the Incentive Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the Incentive Plan. The Incentive Plan also provides for an annual grant of restricted stock to each non-employee Board member upon election or re-election and shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders, but also permits stock incentives be made to non-employee Board members by the Board in its discretion in addition to the annual grant of restricted stock. Currently, the Company has eight non-employee Board members, approximately 500 employees who are eligible to be designated by the Compensation Committee as key management and technical employees and no key vendors.

Types of Stock Incentives to Be Awarded

Subject to the limits under the Incentive Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award and whether it will be tied to meeting performance-based requirements or will vest over time or both. For named executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.

For directors who are not employees, the Incentive Plan provides for an automatic grant of a discretionary number of shares of restricted stock on each director’s election and re-election at the annual shareholders meeting, which vest on the date of the next annual meeting of shareholders following the grant, provided such director continues to serve on the Board on the date of the meeting. In addition, the Board may from time to time grant additional awards to some or all of the Board as it deems appropriate.

The types of awards that may be made under the Incentive Plan are as follows:

•	Incentive stock options and non-qualified stock options: the right to purchase shares where the value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, which is generally seven years and may not be more than ten years from the date of grant, unless earlier terminated upon certain events, such as for cause. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Compensation Committee. The exercise price of stock options granted under the Incentive Plan may not be less than the fair market value of our Common Stock on the date of grant. No option may be repurchased or exchanged for a lower priced option.

•	Stock appreciation rights: a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment based on the fair market value at time of grant, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both. Stock appreciation rights may not be granted at a purchase price less than the fair market value of our Common Stock on the date of grant and may be exercised by the holder during the term of the stock appreciation right, which may not be more than seven years from the date of grant unless earlier terminated upon certain events, such as for cause.

•	Restricted stock and restricted stock units: awards of stock that do not require purchase, but that are not immediately available to the recipient until certain restrictions lapse, either based on time or upon achievement of performance-based criteria or both. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Compensation Committee may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

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•	Performance shares and performance units: awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance-based criteria.

•	Other awards: additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of our Common Stock or similar event effecting our stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the Incentive Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights and to adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Effect of Termination of Employment on Stock Incentives

Subject to certain exceptions requiring earlier termination, stock options will expire and cannot be exercised 180 days after the termination of a participant’s employment, including upon death, disability or retirement. Prior to that time, only options that have become exercisable under their terms, based on either service-based or performance-based vesting, may be exercised. The Compensation Committee may, at any time after an award, partially or fully accelerate the vesting of the unvested options as it deems appropriate. Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Compensation Committee may also accelerate vesting at any time after the restricted stock incentive is awarded.

For options and restricted stock, restricted stock units, performance stock and performance units, the Compensation Committee may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired.

Effect of a Change in Control on Stock Incentives

Unless awards are assumed or substituted through the underlying transaction, stock options become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the Incentive Plan, except that awards based on performance criteria where the performance period has not yet closed at the time of a change in control will not automatically accelerate. The Compensation Committee may require options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

Stock options, restricted stock, restricted stock units, performance stock and performance units, as well as other awards under the Incentive Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Performance-Based Compensation

The Compensation Committee may grant awards under the Incentive Plan that are intended to be “performance-based compensation” within the meaning of Code Section 162(m) in order to preserve the deductibility of those award for federal income tax purposes. Participants are generally entitled to receive payment for a Code Section 162(m) performance-based award for any given performance period only to the extent that pre-established, objective performance goals set by the Compensation Committee for the performance period are satisfied, although option and stock appreciation rights awards under the Incentive Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for purposes of Code Section 162(m).

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The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the Incentive Plan: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share; and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Compensation Committee may establish goals on an absolute basis, rate basis, or relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

For purposes of qualifying Incentive Plan awards as performance-based compensation under Code Section 162(m), the Compensation Committee must establish the necessary performance goals within the time period prescribed by, and otherwise comply with the requirements of, Code Section 162(m). In determining the actual amount to be paid with respect to such an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Administration

The Compensation Committee administers the Incentive Plan. The Compensation Committee selects employees who receive awards, determines the number of shares covered by each award and establishes the other terms and conditions consistent with the limitations contained in the Incentive Plan. The Compensation Committee may also interpret the Incentive Plan, may establish and amend terms of existing stock incentive awards, except that if the participant is adversely affected by the amendment, the participant must also consent. The Board may also exercise any of the authorities granted to the Compensation Committee. To the extent required by law or desired for tax purposes, awards to named executive officers will be made only by persons who qualify as outside directors under securities and tax laws and stock exchange rules. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers, directors or other insiders.

Amendments to the Incentive Plan

The Compensation Committee may amend or suspend the Incentive Plan at any time except that any amendment in one or more of the following categories will not be permitted without the approval of the shareholders to:

•	increase the number of shares that may be used under the Incentive Plan, or change any other limit on various types of awards;

•	permit the re-pricing of outstanding stock options; or

•	amend the maximum shares that may be granted as awards to any participant.

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Tax Consequences of Stock Incentives to Participants and the Company

Options. Stock option grants under the Incentive Plan may either be granted as incentive stock options, which are governed by Code Section 422, as amended, or as non-qualified stock options, which are governed by Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the participant; rather, the participant is taxed only at the time of sale of the shares received upon exercise. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains. The excess of the fair market value of the shares acquired at the time of exercise of an incentive stock option over the aggregate exercise price of the shares is, however, an item of tax preference income potentially subject to the alternative minimum tax.

Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise. When the option is exercised, we will be entitled to a corresponding tax deduction.

Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the Incentive Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

Future Awards

Other than as described under the heading “Non-Employee Director Compensation” earlier in this proxy statement, which describes the award of restricted stock units to be made to our Chairman and the other non-employee directors upon re-election at the annual meeting of shareholders, future awards under the Incentive Plan are generally not determinable because they are within the discretion of the Compensation Committee.

Registration with the Securities and Exchange Commission

If the Amendment is approved by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 1,500,000 additional shares issuable under the Incentive Plan.

Board Voting Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE
AN AMENDMENT TO THE COMPANY’S 2011 STOCK INCENTIVE PLAN.

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Information Regarding Equity Compensation Plans

The following table sets forth information about our equity compensation plans as of October 3, 2015.

Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)(in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3) (#)(in thousands)
Equity Compensation Plans Approved by Securityholders	687	58.17	972
Equity Compensation Plans Not Approved by Securityholders	—	—	—
Total	687	58.17	972

(1)	Reflects securities to be issued upon the exercise of vested stock options and the vesting of restricted stock units under our 2006 Stock Incentive Plan and 2011 Stock Incentive Plan.

(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding restricted stock and restricted stock unit awards, since recipients are not required to pay an exercise price to receive the shares subject to these awards.

(3)	Includes securities available for future issuance under the 2011 Stock Incentive Plan other than those listed in the first column and approximately 720 shares available for issuance under the 2012 Employee Stock Purchase Plan.

OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

The following table sets forth, as of the close of business on December 15, 2015, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person who is known to us to beneficially own more than five percent of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares	Note	Percent

Mairs and Power, Inc. 332 Minnesota Street, Suite W-1520 Saint Paul, MN 55101	1,657,340	(1)	11.2%
Ariel Investments, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601	1,548,744	(2)	10.4%
BlackRock, Inc. 40 East 52nd St. New York New York 10022	1,286,163	(3)	8.7%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvem, PA 19355	993,587	(4)	6.7%

(1)	According to the Schedule 13G/A filed on February 13, 2015 with the SEC. Includes 1,312,095 shares over which Mairs and Power, Inc. has sole voting power and 1,657,340 shares over which Mairs and Power, Inc. has sole dispositive power.

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(2)	According to the Schedule 13G/A filed on March 10, 2015 with the SEC. Includes 1,338,649 shares over which Ariel Investments, LLC has sole voting power and 1,548,744 shares over which Ariel Investments, LLC has sole dispositive power.

(3)	According to the Schedule 13G/A filed on January 22, 2015 with the SEC. Includes 1,250,848 shares over which BlackRock, Inc. has sole voting power and 1,286,163 shares over which BlackRock, Inc. has sole dispositive power.

(4)	According to the Schedule 13G/A filed on February 11, 2015 with the SEC. Includes 21,227 shares over which The Vanguard Group, Inc. has sole voting power, 973,360 shares over which The Vanguard Group, Inc. has sole dispositive power and 20,227 shares over which The Vanguard Group, Inc. has shared dispositive power.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of December 15, 2015 by:

•	Each director, director-nominee and “named executive officer”; and
•	all directors and executive officers of the Company as a group.

Name	Direct Ownership	Options Exercisable within 60 days of December 15, 2015	Restricted Stock Units	Restricted Stock Awards	Total	Percent of Class
David J. Anderson	12,687	0	1,893	662	15,242	*
David D. Johnson	11,870	0	1,342	272	13,484	*
Emily M. Liggett	7,785	0	1,342	481	9,608	*
Randy J. Martinez	1,286	0	1,342	0	2,628	*
Barb J. Samardzich	22,104	0	1,342	481	23,927	*
Michael V. Schrock	1,286	0	1,342	0	2,628	*
Gail P. Steinel	8,247	0	1,342	481	10,070	*
Chun Hung (Kenneth) Yu	2,870	0	1,342	272	4,484	*
Jeffrey A. Graves	18,396	85,236	3,487	0	107,119	*
Jeffrey P. Oldenkamp	543	4,163	385	0	5,091	*
William E. Bachrach	2,707	15,515	1,679	0	19,901	*
John V. Emholz	0	0	1,487	0	1,487	*

All Directors and Executive Officers as a group (13 persons)	90,104	108,861	18,742	2,649	220,356	1.5%

* Represents less than one percent.

Related Party Transactions

The Audit Committee is responsible for the review and approval of all related party transactions between the Company and any of our executive officers, directors or director nominees, or any immediate family member of any such person. Pursuant to a related party transactions approval procedure adopted by the Audit Committee, all related party transactions that involve amounts in excess of $120,000 and in which a related party has or will have a direct or indirect material interest, must be approved in advance by the Audit Committee. If the proposed transaction involves a member of the Audit Committee, such member will not participate in the deliberations or vote on the proposed transaction. Related party transactions may be approved if the Audit Committee in good faith determines them to be (i) fair and reasonable to us, (ii) on terms no less favorable than could be obtained by us if the transaction did not involve a related party and (iii) in our best interests.

There were no related party transactions during fiscal 2015.

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Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on a review of copies of such reports and written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during fiscal 2015 with the exception of six late Form 4 filings in December 2014 relating to the grant of options to Dr. Graves, Ms. Knight, Mr. Mahon, Mr. Bachrach, Ms. Trecker and Mr. Losee because of an administrative error.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been an officer or employee of our Company or any of our subsidiaries and affiliates or has had any relationship with our Company requiring disclosure in our proxy statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officer of which served either on our Board of Directors or on our Compensation Committee.

Shareholder Proposals

Proposals Included in the Proxy Statement

Proposals of our shareholders that are intended to be presented by such shareholders at our fiscal 2016 annual meeting to be held in early calendar 2017 and that shareholders desire to have included in our proxy materials related to such meeting must be received by us at our principal executive offices no later than 5:00 p.m., Central Time, September 1, 2016, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at our fiscal 2016 annual meeting to be held in early calendar 2017 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice to us prior to the deadline for such meeting determined in accordance with our Bylaws. In general, our Bylaws provide that such notice should be addressed to the Secretary and be no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of our fiscal 2016 annual meeting, such notice must be received no earlier than October 13, 2016 and not later than November 12, 2016. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Bylaws set out specific requirements that such shareholders and written notices must satisfy. Copies of those requirements will be forwarded to any shareholder upon written request to the Secretary of the Company.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

A copy of our Annual Report and Form 10-K for the fiscal year ended October 3, 2015, which includes audited financial statements, will be furnished without charge to any shareholder who requests it in writing from Corporate Secretary, MTS Systems Corporation, 14000 Technology Drive, Eden Prairie, Minnesota 55344 and are also available from the SEC’s Internet site at www.sec.gov or via our Internet site at www.mts.com.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote upon (1) the election of eight directors, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016, (3) a non-binding, advisory vote to approve the compensation of the Company’s named executive officers, (4) the approval of an amendment to the Company’s 2011 Stock Incentive Plan and (5) such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. In addition, our management will report on the performance of the Company and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials at no cost to the shareholder. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability.

If you do not affirmatively elect to receive printed copies of the proxy materials, you will only be able to view our proxy materials electronically on the Internet. Providing our proxy materials to shareholders on the Internet rather than printing and mailing hard copies saves us these costs. We encourage you to view our proxy materials on the Internet. Shareholders who have affirmatively elected to receive a printed set of our proxy materials may change their election and elect to view all future proxy materials on the Internet instead of receiving them by mail.

Who is entitled to vote?

Only shareholders of record at the close of business on December 15, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. Each outstanding share of the Company’s common stock, $0.25 par value (the “Common Stock”), entitles its holder to cast one vote on each matter to be voted upon.

Shareholders have cumulative voting rights in the election of directors. If any shareholder gives proper written notice to any officer of the Company before the Annual Meeting, or to the presiding officer at the Annual Meeting, that shareholder may cumulate their votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees. If such notice is given by any shareholder, votes for directors by all shareholders will be cumulated. For instance, if a shareholder only votes for one nominee, such vote will be automatically cumulated and cast for that nominee. If a shareholder has voted for more than one nominee, the total number of votes that the shareholder is entitled to cast will be divided equally among the nominees for whom the shareholder has voted.

Who can attend the Annual Meeting?

All shareholders as of the Record Date, or their duly appointed proxies, may attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2016 If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the Record Date, 14,830,287 shares of our Common Stock were outstanding, so holders of at least 7,415,145 shares of our Common Stock must be present, attending the virtual Annual Meeting or by proxy, to have a quorum. If you vote your proxy electronically through the Internet or by telephone, or submit a properly executed paper proxy card, your shares will be considered part of the quorum even if you abstain from voting.

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How do I vote?

You may vote in one of the following ways:

•	By Internet before the Annual Meeting: You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found in the Notice of Internet Availability. Follow the instructions provided to obtain your records and create an electronic ballot.

•	By telephone: If you reside in the United States or Canada, you may call 1-800-690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your Notice of Internet Availability in hand when you call and follow the voice prompts to cast your vote.

•	By mail: If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.

•	At the Annual Meeting: If you are a shareholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/ MTSC2016 during the meeting. You will need your control number found in the Notice of Internet Availability. Follow the instructions provided to vote.

Shares represented by proxies submitted through the Internet or by telephone, or those paper proxy cards properly signed, dated and returned, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly submitted, whether through the Internet, by telephone, or by mail using a paper proxy card, but contains no instructions, the shares represented thereby will be voted:

•	FOR the election of each of the nominated directors (see Proposal 1 on page 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 (see Proposal 2 on page 12);

•	FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers (see Proposal 3 on page 34);

•	FOR the approval of an amendment to the 2011 Stock Incentive Plan (see Proposal 4 on page 35); and

•	In the discretion of the proxy holders for any other matters properly presented at the meeting.

The Internet and telephone voting procedures are designed to verify shareholders’ identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Shareholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the shareholder.

When do I vote?

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Standard Time on February 8, 2016 using www.proxyvote.com or calling 1-800-690-6903, as applicable. If you want to vote after February 8, 2016 or revoke an earlier proxy, you must submit a signed proxy card or vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/MTSC2016

Can I change my vote after I vote electronically or return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by:

•	Returning a later-dated proxy by Internet, telephone or mail;

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•	Delivering a written notice of revocation to our Corporate Secretary at 14000 Technology Drive, Eden Prairie, Minnesota 55344; or

•	Attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

Shareholders who hold shares through a broker or other intermediary should consult that party as to the procedures to be used for revoking a vote.

What does the Board recommend?

The Board’s recommendations are set forth after the description of the proposals in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of each of the nominated directors (see Proposal 1 on page 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016 (see Proposal 2 on page 12);

•	FOR the non-binding, advisory vote to approve the compensation of the Company’s named executive officers (see Proposal 3 on page 34); and

•	FOR the approval of the amendment to the Company’s 2011 Stock Incentive Plan (see Proposal 4 on page 35).

If you return a properly executed proxy card without specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

What vote is required to approve each proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for eight nominees and the eight nominees receiving the highest number of “FOR” votes will be elected.

For Proposals 2, 3 and 4, respectively, each shareholder is entitled to one vote for each share of Common Stock held and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A “WITHHELD” vote will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

A properly executed proxy marked “ABSTAIN” with respect to Proposals 2, 3 or 4 and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. In Proposals 2, 3 and 4, abstentions will have the same effect as a negative vote.

If your shares are held in the “street name” of a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the ratification of accounting firms. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the election of directors, the non-binding, advisory vote to approve the compensation of the Company’s named executive officers and the approval of an amendment to the Company’s 2011 Stock Incentive Plan. These rules apply notwithstanding the fact that shares of our Common Stock are traded on the NASDAQ Global Select Market.

If your brokerage firm votes your shares only on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against non-routine matters.

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Who will count the vote?

Broadridge Financial Solutions, Inc. will act as inspector of elections to determine whether or not a quorum is present and tabulate votes cast by proxy or at the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability?

If your shares are registered in more than one account, you will receive more than one Notice of Internet Availability. To ensure that all your shares are voted, vote electronically through the Internet or by telephone, or sign, date and return a paper proxy card for each Notice of Internet Availability you receive. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting Broadridge Financial Solutions, Inc. by telephone at 800-542-1061 or in writing at Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the matters described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to each of David Anderson and Jeffrey Graves to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the Internet and mail, proxies may be solicited by our officers, directors and other employees by telephone, through electronic transmission, facsimile transmission, or personal solicitation. No additional compensation will be paid to such individuals for such activity.

What is “householding”?

We may send a single Notice of Internet Availability, as well as other shareholder communications, to any household at which two or more shareholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs and conserve natural resources. If your Notice of Internet Availability is being householded and you wish to receive multiple copies of the Notice of Internet Availability, or if you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this practice for future mailings, you may contact Broadridge Financial Solutions, Inc., by telephone at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who pays for the cost of this proxy solicitation?

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability, the proxy statement and any additional information furnished to shareholders. We will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

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Annex A

Fourth Amendment to MTS Systems Corporation 2011 Stock Incentive Plan

This Instrument, amending the 2011 Stock Incentive Plan, is made by MTS Systems Corporation, a Minnesota corporation (the “Company”), and shall be effective as of January 31, 2016, subject to approval of the increase in the number of authorized shares by the shareholders of the Company.

WHEREAS, the Company adopted, effective as of January 31, 2011, the MTS Systems Corporation 2011 Stock Incentive Plan (the “Plan”), subject to approval of its shareholders, which Plan has previously been amended by the First, Second and Third Amendments; and

WHEREAS, Section 12.1 of the Plan reserves to the Compensation Committee (the “Committee”) the authority to amend the Plan from time to time, subject to the limitations contained in that Section and the Committee desires to amend the Plan as set forth below;

THEREFORE, the Plan is hereby amended as follows:

1.	The number of shares that may be issued under the Plan is hereby increased by an additional 1,500,000, to an aggregate of 3,800,000 and Section 3.1 is amended to read as follows:

“3.1 AGGREGATE SHARES AUTHORIZED AND LIMITATIONS. The aggregate number of Shares that may be issued under the Plan is Three Million Eight Hundred Thousand (3,800,000) Shares. In addition, Shares subject to awards currently outstanding under the Company’s 2006 Stock Incentive Plan that are terminated, cancelled, surrendered or forfeited without the delivery of Shares may be reissued at the discretion of the Committee under the Plan. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Within the aggregate limit specified above and subject to adjustment as provided in Section 3.4:

(a)	No more than Three Million Eight Hundred Thousand (3,800,000) Shares may be used for Incentive Stock Options; and

(b)	No more than Sixty Thousand (60,000) Shares may be used for Stock Incentives for non-employee Directors in any calendar year (subject to the principle in Section 3.2(f)).

Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.”

2.	Upon approval of this Amendment by the shareholders, the Plan shall be conformed to reflect the changes made by this Amendment.

3.	Except as amended above, the Plan shall remain in full force and effect.

Annex B

MTS SYSTEMS CORPORATION
2011 STOCK INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the Plan is to enable MTS Systems Corporation (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and other awards to aid the Company in obtaining these goals, subject to the approval by the shareholders.

SECTION 2
DEFINITIONS

2.1	BOARD means the Board of Directors of the Company.

2.2	CAUSE means, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, a felony conviction of a Participant or a material violation of any Company policy, including, without limitation, any policy contained in the Company’s Code of Conduct Manual, or due to embezzlement from or theft of property belonging to the Company, regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended and any successor, and regulations promulgated thereunder.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5	COMPANY means MTS Systems Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6	DEFERRED COMPENSATION means any Stock Incentive under this Plan that provides for the “deferral of compensation” as defined in Treas. Reg. §1.409A-1(b) and that would be subject to the taxes specified in Section 409A(a)(1) of the Code if and to the extent the Stock Incentive Agreement does not meet or is not administered and interpreted in compliance with the requirements of Section 409A(a)(2), (3) and (4) of the Code. Deferred Compensation shall not include any amount that is otherwise exempt from the requirements of Section 409A of the Code.

2.7	DISABILITY means a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.8	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended and any successor, and regulations and rules promulgated thereunder.

2.9	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.10	FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Shares are listed for or admitted for trading on one of more national securities exchanges, the last reported sales price on the principal exchange on the date in question, or if such Shares shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Shares were so traded; or (b) if the Shares are not listed for or admitted for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Shares on the date in question, or if there is no such bid price for such Shares on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Section 409A of the Code, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Section 409A of the Code, which determination shall be final and binding on all parties.

2.11	INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12	ISO (“Incentive Stock Option”) means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Section 422 of the Code.

2.13	KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.

2.14	KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the the Securities Act of 1933, as amended, as in effect on the date hereof or any registration form(s) under the Securities Act of 1933, as amended, subsequently adopted by the Securities and Exchange Commission.

2.15	NQSO (“Non-Qualified Stock Option”) means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Section 422 of the Code, and includes any ISO that, by subsequent action of the Company or the Participant permitted by the Plan, ceases to be an ISO.

2.16	OPTION means an ISO or a NQSO.

2.17	OUTSIDE DIRECTOR means a member of the Board who is not an employee and who: (a) is a “non-employee director” under Rule 16b-3 under the Exchange Act, as amended from time to time; (b) is an “outside director” under Section 162(m) of the Code; (c) satisfies the requirements of the principal stock exchange for the Shares relating to the independence of directors or the independence of directors serving on the Compensation Committee of the Board; and (d) satisfies the independence or similar requirement of the Securities and Exchange Commission applicable to directors or to directors serving on the Compensation Committee of the Board.

2.18	PARTICIPANT means a Key Person, Key Employee, or any other employee who is designated to receive an award under the Plan by the Committee.

2.19	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

2.20	PERFORMANCE GOAL means, unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the performance measure(s) to be used by the Committee for purposes of making Bonus Awards shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments (net cash flows divided by owners equity); (e) earnings before or after taxes, depreciation and/or amortization; (f) revenues and or sales (gross or net); (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, working capital, profit and/or revenue targets; (k) growth measures, such as revenue or sales growth; (l) ratios, such as expenses or market share; and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish goals on an absolute basis, rate basis, or relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

2.21	PERFORMANCE PERIOD means the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.22	PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.23	PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.24	PLAN means the MTS Systems Corporation 2011 Stock Incentive Plan, as it may be further amended from time to time.

2.25	QUALIFYING EVENT means, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.26	RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27	RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.28	RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65, or upon an earlier date with the consent of the Committee, and upon such terms and conditions as determined by the Committee.

2.29	SERVICE means services provided to the Company or any Subsidiary as either a Key Employee or a Key Person.

2.30	SHARE means one share of the common stock of the Company.

2.31	SPECIFIED EMPLOYEE means a Participant who is a “key employee” as described in Section 416(i)(1)(A) of the Code, disregarding paragraph (5) thereof. For purposes of determining key employees under Section 416(i)(1)(A) of the Code, the definition of compensation shall be the same as defined in the Company’s Retirement Savings Plan, but excluding any compensation of a Participant whose location is not effectively connected with the conduct of a trade or business within the United States. If a Participant is a key employee at any time during the 12 months ending on each September 30, the Participant is a Specified Employee for the 12 month period commencing on the next January 1. Any such identification of a Specified Employee under this Plan shall apply to all nonqualified deferred compensation plans in which the Specified Employee participates. In the case of certain corporate transactions (a merger, acquisition or spin-off), or in the case of nonresident alien employees, the Company will determine Specified Employees in accordance with Treas. Reg. §1.409A-1(i).

2.32	STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.33	STOCK INCENTIVE means an ISO, NQSO, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit, or cash.

2.34	STOCK INCENTIVE AGREEMENT means a document, agreement, certificate, resolution or other evidence in writing or electronic form approved by the Committee that sets forth the terms and conditions of a Stock Incentive granted by the Company or a Subsidiary to a Participant.

2.35	SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.36	TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Section 424(d)) of the Code more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO STOCK INCENTIVES

3.1	AGGREGATE SHARES AUTHORIZED AND LIMITATIONS. The aggregate number of Shares that may be issued under the Plan is Three Million Eight Hundred Thousand (3,800,000) Shares. In addition, Shares subject to awards currently outstanding under the Company’s 2006 Stock Incentive Plan that are terminated, cancelled, surrendered or forfeited without the delivery of Shares may be reissued at the discretion of the Committee under the Plan. The aggregate number of Shares described above are subject to adjustment as provided in Section 3.4. Within the aggregate limit specified above and subject to adjustment as provided in Section 3.4:

(a)	No more than Three Million Eight Hundred Thousand (3,800,000) Shares may be used for Incentive Stock Options; and

(b)	No more than Sixty Thousand (60,000) Shares may be used for Stock Incentives for non-employee Directors in any calendar year (subject to the principle in Section 3.2(f)).

Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2	SHARE COUNTING. For purposes of determining the limits described in this Plan, in particular this Section 3, Shares covered by a Stock Incentive shall not be counted as used unless and until actually delivered to a Participant. If any Shares covered by a Stock Incentive are not purchased or are forfeited or reacquired by the Company prior to vesting, or if a Stock Incentive terminates, or is cancelled without the delivery of any Shares, such Shares shall be added back to the limits described in this Plan and are again available for grants from the Plan. In addition, the following principles shall apply in determining the number of Shares under any applicable limit:

(a)	Shares tendered or attested to in payment of the Exercise Price of an Option shall not be added back to the applicable limit;

(b)	Shares withheld by the Company to satisfy the tax withholding obligation shall not be added back to the applicable limit;

(c)	Shares that are reacquired by the Company with the amount received upon exercise of an Option shall not be added back to the applicable limit;

(d)	The aggregate Shares exercised pursuant to a Stock Appreciation Right that is settled in Shares shall reduce the applicable limit, rather than the number of Shares actually issued;

(e)	Any Stock Incentive that is settled in cash shall not reduce the applicable limit; and

(f)	Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other Stock Incentive settled in Shares shall reduce the applicable limit by 2.5 Shares for each Share covered by the Incentive.

3.3	LIMITATIONS ON STOCK INCENTIVES. Subject to adjustment pursuant to Section 3.4, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of Two Hundred Thousand (200,000) in any calendar year. Notwithstanding the foregoing, in connection with his or her initial service, a Participant may be granted Stock Incentives covering not more than an additional One Hundred Thousand (100,000) Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limits shall be determined by applying the principles of Section 3.2 (in particular Section 3.2(f)). With respect to any Performance Unit or Other Award that is not denominated in Shares, the maximum amount that a Participant may receive in any calendar year is Two Million dollars ($2,000.000).

3.4	SHARE ADJUSTMENT. Notwithstanding anything in Section 12 to the contrary: (a) the number of Shares reserved under Section 3.1, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3.1 and 3.3, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3.1, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)): (i) the number of Shares reserved under Section 3.1; (ii) the number of Shares subject to certain Stock Incentives subject to Section 3.1; and (iii) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Section 424(a) of the Code that provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.1 or an increase in any limitation imposed by the Plan.

SECTION 4
EFFECTIVE DATE AND TERM OF PLAN

The effective date of this Plan shall be January 31, 2011, provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months of the approval by the Board, the Plan will be terminated and all Stock Incentives granted under the Plan will be terminated and deemed null and void and further provided that no Stock Incentive shall vest and no Shares may be issued under the Plan prior to approval of the Plan by the shareholders of the Company. No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a)	the seventh (7th) anniversary of the effective date of this Plan, and

(b)	the date on which all of the Shares reserved under Section 3 of this Plan have been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 5
ADMINISTRATION

5.1	GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration, and to make all other determinations and take all other actions that may be necessary or advisable for the administration of the Plan. Notwithstanding anything herein to the contrary, the Board may, without further action of the Committee, exercise the powers and duties of the Committee or any delegate under the Plan, unless such exercise would cause any Stock Incentive not to comply with the requirements of Section 162(m) of the Code.

5.2	AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to: (a) select Participants in the Plan; (b) determine the types of Stock Incentives for each Participant in a manner consistent with the Plan; (c) determine the number of Shares or the method of determining the number of Shares or other payment under such Stock Incentive; (d) determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, including the time and manner of exercise, the restrictions on the rights granted under the Stock Incentive and the lapse thereof, the manner of payment, if any, the restrictions or holding period applicable to the payment or Stock received upon exercise or in satisfaction of the Stock Incentive; and (e) amend the terms and conditions of any outstanding Stock Incentives as provided in accordance with Section 12.3. The Committee shall have the independent authority and discretion over the appointment, compensation and oversight of the services of advisors to the Committee, including compensation consultants and legal counsel, provided such advisors meet the standards for independence as established by the Securities Exchange Commission. The Company shall pay the compensation and expenses of such advisors. The Committee may seek the assistance of such other persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3	DELEGATION OF AUTHORITY. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives that meet the Performance-Based Exception, and only the Committee may grant Stock Incentives to Insiders.

5.4	DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6
ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as a Key Person or Key Employee. Notwithstanding the foregoing, an ISO may only be granted to a Key Employee.

SECTION 7
TERMS AND CONDITIONS OF STOCK INCENTIVES

7.1	ALL STOCK INCENTIVES.

(a)	Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to: (i) lower the Exercise Price of an existing Option; (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles; or (iii) cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option in exchange for another Stock Incentive, including cash or other equity in the Company (except as provided in Sections 3.4, 10 and 11).

(b)	Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3.1 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)	Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of any Stock Incentive in accordance with Section 12.3.

(d)	Date of Grant. The date a Stock Incentive is granted shall be no earlier than the date on which the Committee: (i) has approved the terms and conditions of the Stock Incentive Agreement; (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive; and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

(e)	Vesting of Stock Incentives. Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance criteria as determined by the Committee, including but not limited to one or more Performance Goals. If the Award is intended to meet the Performance-Based Exception, the attainment of such performance goals must satisfy the requirements of Sections 9.1, 9.2 and 9.3. Except as otherwise provided in Section 7.1(f), until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture.

(f)	Acceleration of Vesting of Stock Incentives. In the event of the death or Disability of the Participant while in the employ of the Company (or in the case of a Director, while serving as a Director), any Stock Incentive Award shall immediately be exercisable in full, or any restrictions thereon shall immediately lapse, as the case may be. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)	Dividend Equivalents. The Committee may grant dividend equivalents with respect to any Stock Incentive. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Under a dividend equivalent, a Participant shall be entitled to receive payments equivalent to the amount of dividends paid by the Company to holders of Shares with respect to the number of dividend equivalents held by the Participant, which may be paid concurrently with the payment of dividends or deferred and paid at a later date. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent that is intended to exempt from Section 409A of the Code with respect to a Stock Incentive that constitutes Deferred Compensation shall be stated in a separate arrangement.

(h)	Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated, in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other payment under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

(i)	Deferral Elections. The Committee may require or may permit Participants to elect to defer the issuance of Shares or the settlement of Stock Incentives in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Plan: (i) create any arrangement which would constitute an employee pension benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, as amended, unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute Deferred Compensation unless the arrangement complies with Section 9.4 and 9.5 or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2	OPTIONS.

(a)	Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 even though such modification may change the Option from an ISO to a NQSO.

(b)	Termination of Service other than upon a Qualifying Event. Except as provided in the Option Agreement or a separate agreement with the Participant that covers Options, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 180 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s Service with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)	Termination of Service upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant that covers Options, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after 180 days after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)	Exercise Price. Subject to adjustment in accordance with Section 3.4 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)	Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is: (A) the tenth (10th) anniversary (seventh (7th) anniversary for options granted prior to January 31, 2013) of the date such Option is granted, if such Option is a NQSO or an ISO granted to a Participant who is not a Ten Percent Shareholder; or (B) the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals. Any Option that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(f)	Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised; or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO): (A) by delivery (or by attestation) of other Shares, including Shares acquired as part of the exercise (i.e., a pyramid exercise); (B) if permitted by applicable law, the withholding of Shares delivered by that number of Shares equal to the Fair Market Value of the Exercise Price (i.e., a cashless or net exercise); (C) according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note (except for executive officers and Directors of the Company to the extent such loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002); (D) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002; or (E) by some combination of the foregoing. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of Shares or, a cashless or net exercise shall be a subsequent transaction approved as part of the original grant of an Option for purposes of the exemption under Rule 16b-3 of the Exchange Act. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)	ISO Tax Treatment Requirements. With respect to any Option that is intended to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Section 422(d) of the Code and in Treas. Reg. §1.422-4. With respect to any Option that is intended to be an ISO, such Option shall cease to be treated as an ISO if the Participant disposes of Shares acquired upon exercise of the Option within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Section 422(a)(2) of the Code.

7.3	RESTRICTED STOCK.

(a)	Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)	Termination of Service other than a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock, if the Participant’s Service with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest as of the date of such event.

(c)	Termination of Service upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock, unless the Committee determines that some or all of the Participant’s unvested Restricted Stock shall vest as of the date of such event; and (ii) in the case of Restricted Stock based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date as the Committee determines, but no later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock for the Performance-Based Exception.

(d)	Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, a Participant awarded Restricted Stock shall be entitled to vote and to receive dividends during the periods of restriction of the Shares to the same extent as the Participant would have been entitled if the Shares were not restricted.

7.4	RESTRICTED STOCK UNITS.

(a)	Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without such requirement.

(b)	Termination of Service other than upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock Unit, if the Participant’s Service with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event.

(c)	Termination of Service upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant covering the Restricted Stock Unit: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs or such later date, but not later than the end of the Performance Period; provided, however, the Committee may grant Restricted Stock Units precluding entitlement to a partial award when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)	Voting, Dividend & Other Rights. A Participant awarded Restricted Stock Units shall not be entitled to vote or to receive dividends until the date the Shares are issued to the Participant pursuant to the Restricted Stock Units, and, unless the Stock Incentive Agreement provides otherwise, the Participant shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	STOCK APPRECIATION RIGHTS.

(a)	Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise the excess of the Fair Market Value of number of Shares exercised, over the specified price for such Shares. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are subject to the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share at the time the Stock Appreciation Right is granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata expiration and cancellation of the same number of Shares of the related Option for which the Stock Appreciation Right has been exercised.

(b)	Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the seventh (7th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Ten Percent Shareholder. Stock Appreciation Rights issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance criteria, including but not limited to Performance Goals. Any Stock Appreciation Right that is intended to qualify for the Performance-Based Exception must satisfy the requirements of Sections 9.1, 9.2 and 9.3.

(c)	Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(d)	Termination of Service other than upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted, or as otherwise provided by the Committee: (i) if the Participant’s Service with the Company and/or a Subsidiary ends before the Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 180 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(e)	Termination of Service upon a Qualifying Event. Except as provided in the Stock Incentive Agreement or a separate agreement with the Participant that governs the Stock Appreciation Rights granted , and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after 180 days after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(f)	Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO: (i) will expire no later than the expiration of the underlying ISO; (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised; (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable; and (iv) may be exercised only: (A) when the underlying ISO could be exercised; and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6	PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)	Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, other than as provided in Sections 9.1, 9.2 and 9.3. Subject to the limitation set forth in Section 3.4, any grant of Performance Stock or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)	Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7	OTHER AWARDS.

(a)	Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(b)	Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as the Committee may determine, subject to the limitation set forth in Section 3.4.

(c)	Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine, subject to the limitation set forth in Section 3.4.

(d)	Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8	NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

Notwithstanding any other provisions of this Plan, a grant of Restricted Stock or Restricted Stock Units shall be made to each Director who is not an employee of the Company or any Subsidiary within the meaning of Rule 16b-3 of the Exchange Act and who at the regular annual shareholders meeting is elected (or re-elected) to the Board. Except as provided in (a) and (b) below, the number of Shares and the other terms of this Restricted Stock or Restricted Stock Unit shall be determined by the Board in its sole discretion prior to such annual meeting of shareholders. The date of grant of the Restricted Stock is the date on which such non-employee Director is elected or re-elected to serve on the Board. Each grant of Restricted Stock or Restricted Stock Unit to a non-employee Director shall vest on the date of the next regular annual shareholder meetings following the date of grant if the non-employee Director continues to serve as a member of the Board through such annual meeting; provided, however, that if the non-employee Director ceases to serve as a member of the Board prior to the next regular annual shareholder meeting, the grant shall partially vest based on the length of time from the time of grant to the date such services cease, and the date the grant would have otherwise vested.

The Board, in its discretion, may, in addition to the Restricted Stock and Restricted Stock Unit grants provided above, grant any additional Stock Incentive to all non-employee Directors or to any individual non-employee Director, provided that such grant shall be solely for substantial services performed or to be performed by the non-employee Directors or non-employee Director as determined in good faith by the Board.

SECTION 8
SECURITIES REGULATION

8.1	LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2	RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3	REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares pursuant to this Plan under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9
COMPLIANCE WITH THE CODE

9.1	DISCRETION IN FORMULATION OF PERFORMANCE CRITERIA. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance criteria; provided, however, that any Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

9.2	PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any performance criteria, including any Performance Goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

9.3	MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Section 162(m) of the Code to qualify for the Performance-Based Exception.

9.4	LIMITATION ON PAYMENT OR EXERCISE. With respect to any Stock Incentive that constitutes Deferred Compensation, such Stock Incentive shall provide for payment or exercise only upon: (a) a fixed date or schedule that complies with the requirements of Treas. Reg. §1.409A-3; (b) on a date based upon the Participant’s “separation from service,” or “disability,” or “unforeseeable emergency” as those terms are defined under Section 409A of the Code; (c) the Participant’s death; or (d) a Change in Control as defined in Section 11.1. Any election permitted under any Stock Incentive that constitutes Deferred Compensation shall comply with the requirements of Treas. Reg. §1.409A-2 and shall be irrevocable as of the date of grant of the Stock Incentive. In addition, with respect to any Stock Incentive that constitutes Deferred Compensation, except to the extent acceleration or deferral is permitted by or complies with the requirements of Section 409A of the Code, neither the Committee nor a Participant may accelerate or defer the time or schedule of any payment or exercise of, or the amount scheduled to be reported as income as a result.

9.5	DELAY IN PAYMENT OR EXERCISE FOR SPECIFIED EMPLOYEES. Notwithstanding anything in the Plan, unless the Stock Incentive Agreement specifically provides otherwise, no Stock Incentive that constitutes Deferred Compensation shall be paid to or exercised by a Specified Employee earlier than 181 days following the Participant’s “separation from service” as defined for purposes of Section 409A of the Code (or if earlier, upon the Specified Employee’s death), except as permitted under Section 409A of the Code and the regulations and other guidance promulgated thereunder. The Committee may specify in the Stock Incentive Agreement that the amount of the Deferred Compensation delayed pursuant to this Section 16.4 shall accumulate interest or earnings during the period of such delay.

9.6	WITHHOLDING. All taxes imposed on any Stock Incentive shall be the sole responsibility of the Participant. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant, exercise, satisfaction of conditions or the lapse of restrictions under any Stock Incentive or the issuance of Shares, an amount sufficient to satisfy the federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result. Unless the Stock Incentive Agreement provides otherwise, the Participant may satisfy such tax obligation by:

(a)	electing to have the Company withhold a portion of the Shares otherwise to be delivered upon such exercise, satisfaction of conditions or lapse of restriction with a Fair Market Value equal to the amount of such taxes, provided that the maximum amount shall not exceed the amount of the minimum required withholding; and

(b)	delivering to the Company Shares other than Shares issuable upon such exercise, satisfaction of conditions or lapse of restrictions with a Fair Market Value equal to the amount of such taxes.

Notwithstanding the foregoing, with respect to any Participant who is an Insider, a withholding or tender of Shares shall be a subsequent transaction approved as part of the Stock Incentive for purposes of the exemption under Rule 16b-3 of the Exchange Act.

9.7	NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF AN ISO. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of: (a) the date two (2) years after the date of grant of such ISO; or (b) the date one (1) year after the exercise of such ISO, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. The Company may condition the exercise of any ISO on the Participant’s express written agreement with these provisions of this Plan.

SECTION 10
STOCK INCENTIVES TO PARTICIPANTS OUTSIDE THE US

The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more or less restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive to a Participant outside the United States shall occur until applicable restrictions imposed pursuant to this Plan (as modified as provided in this Section 10) or the applicable Stock Incentive have terminated.

SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1	CHANGE IN CONTROL. “Change in Control” of the Company means an event that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a Subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)	During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board. The term “Incumbent Directors” shall mean those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(c)	In the event:

(i)	the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly 51% or more of the combined voting power of resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each such entity, in each case in substantially the same proportion as such shareholders owned shares of the Company prior to such transaction;

(ii)	the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

(iii)	the Company adopts a plan of complete liquidation or winding up of the Company.

(d)	“Total Market Value” shall mean the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by such other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2	VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), such Stock Incentive shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the performance period has not expired, shall accelerate at the time of a Change in Control.

11.3	DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)	Unilaterally cancel such Non-Assumed Stock Incentive in exchange for:

(i)	whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of:

(A)	in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)	in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)	cash or other property equal in value to the excess of:

(A)	in the case of Options, the Shares that could be purchased subject to such Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to such Shares; and

(B)	in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to such Stock Incentive determined as of the Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

In the event the Exercise Price or consideration payable on exercise is equal to or greater than the Shares, cash or other property payable as provided in paragraphs (i) and (ii) above, then such Options and other Stock Incentives shall be automatically cancelled without payment of any consideration therefor.

(b)	In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with: (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control; and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment: (A) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act; or (B) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of the Option.

11.4	GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1	AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made without the approval of the shareholders of the Company if such amendment:

(a)	increases the number of Shares reserved under Section 3, except as set forth in Section 3.4;

(b)	extends the maximum life of the Plan under Section 4 or the maximum exercise period under Section 7;

(c)	decreases the minimum Exercise Price under Section 7;

(d)	changes the designation of Participant eligible for Stock Incentives under Section 6; or

(e)	would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code.

Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3	AMENDMENT OF STOCK INCENTIVES. The Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if:

(a)	the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive);

(b)	the Participant consents in writing to such modification, amendment or cancellation;

(c)	there is a dissolution or liquidation of the Company;

(d)	this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation; or

(e)	the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Notwithstanding the forgoing, the Committee may reform any provision in a Stock Incentive extended to be exempt from Section 409A of the Code to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13
MISCELLANEOUS

13.1	SHAREHOLDER RIGHTS. Except as provided in Section 7. 3 with respect to Restricted Stock, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2	NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

13.3	TRANSFERS & RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her Service under this Plan. Likewise, the continuation of Service by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of Service when such corporation ceases to be a Subsidiary.

13.4	LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be in the Service of the Company in the case of any leave of absence approved by the Company. With respect to any ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract and if reemployment upon expiration of a leave of absence is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.5	GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.6	ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.7	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Stock Incentive, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such Shares shall be cancelled or otherwise eliminated.

13.8	FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive, including any payment or Shares received upon exercise or in satisfaction of the Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of Service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of Service.

(a)	The Company shall require the chief executive officer and chief financial officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Shares received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (a) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and any applicable guidance.

(b)	The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (b) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(c)	The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Stock Incentive Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of the Stock Incentive; or (v) by any combination of the foregoing.

13.9	SEVERABILITY. If any provision of the Plan or any Stock Incentive is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Stock Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Stock Incentive, such provision shall be stricken as to such jurisdiction or as to such Stock Incentive, and the remainder of the Plan or any such Stock Incentive shall remain in full force and effect.

13.10	NO TRUST OR FUND CREATED. Neither the Plan nor any Stock Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant. To the extent that any Participant acquires a right to receive payments from the Company or any Subsidiary pursuant to a Stock Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

MTS SYSTEMS CORPORATION
14000 TECHNOLOGY DRIVE
EDEN PRAIRIE, MN 55344

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 8, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MTSC2016

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 8, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79487-P56923	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MTS SYSTEMS CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:

	01) David J. Anderson	05) Barb J. Samardzich
	02) Jeffrey A. Graves	06) Michael V. Schrock
	03) David D. Johnson	07) Gail P. Steinel
	04) Randy J. Martinez	08) Chun Hung (Kenneth) Yu

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:						For	Against	Abstain

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015.					☐	☐	☐

3.	A non-binding, advisory vote to approve the compensation of the Company’s named executive officers.					☐	☐	☐

4.	To approve an amendment to the Company’s 2011 Stock Incentive Plan.					☐	☐	☐

NOTE: THIS PROXY/VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 and 4. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

This proxy should be marked, dated and signed by the shareholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M64857-P43576

PROXY

MTS SYSTEMS CORPORATION

Proxy for the Annual Meeting of Shareholders
February 9, 2016

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MTS Systems Corporation, a Minnesota corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints David J. Anderson and Jeffrey A. Graves, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of the Company, held of record by the undersigned on December 15, 2015, at the ANNUAL MEETING OF SHAREHOLDERS to be held on February 9, 2016, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Card to be signed on the reverse side